UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __ )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

ABRAXAS PETROLEUM CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐☐☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐☐☐	Fee paid previously with preliminary materials.

☐☐☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ABRAXAS PETROLEUM CORPORATION
18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788

April 20, 2009

Dear Stockholders:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Abraxas Petroleum Corporation to be held on Thursday, May 21, 2009, at 9:00 a.m., local time, at the Petroleum Club of San Antonio located at 8620 N. New Braunfels, Suite 700, San Antonio, Texas 78217.  We hope that you will be able to attend the meeting.  Matters on which action will be taken at the meeting are explained in detail in the Notice and Proxy Statement following this letter.

Whether or not you expect to attend the Annual Meeting, it is important that you vote your shares.  We are offering multiple options for voting your shares.  All holders may vote their shares by mail or written ballot at the Annual Meeting.  If you are a beneficial holder, you may also vote your shares by telephone or the Internet using the instructions on each proxy card.  In order to vote your shares by mail, please mark, sign, and date the enclosed proxy and return it promptly in the enclosed envelope.

Thank you for your continued support of Abraxas Petroleum Corporation.

Robert L.G. Watson

Chairman of the Board, President,

and Chief Executive Officer

ABRAXAS PETROLEUM CORPORATION
18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 21, 2009

To the Stockholders of Abraxas Petroleum Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Abraxas Petroleum Corporation (“Abraxas”) will be held at the Petroleum Club of San Antonio located at 8620 N. New Braunfels, Suite 700, San Antonio, Texas 78217, on Thursday, May 21, 2009, at 9:00 a.m., local time, for the following purposes:

(1)	To elect as directors to the Abraxas Board of Directors the two nominees named below for a term of three years:

•	Franklin A. Burke

•	Paul A. Powell, Jr.

(2)	To ratify the appointment of BDO Seidman, LLP as Abraxas’ independent registered public accounting firm for the year ending December 31, 2009; and

(3)	To transact any other business that has been properly brought before the meeting in accordance with the provisions of the Company’s Amended and Restated Bylaws.

Our Board recommends that you vote FOR Proposals 1 and 2.

We cordially invite you to attend the Annual Meeting in person.  Whether or not you expect to attend the Annual Meeting, we urge you to mark, sign, date, and return the enclosed proxy card as soon as possible in the enclosed envelope.  If you are a beneficial holder, you may also vote your shares by telephone or the Internet using the instructions on each proxy card.  You may revoke your proxy at any time prior to the Annual Meeting, and, if you attend the Annual Meeting, you may vote your shares of Abraxas stock in person.

The Board of Directors has fixed the close of business on April 15, 2009 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors

Stephen T. Wendel
SECRETARY

San Antonio, Texas
April 20, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 21, 2009:  This proxy statement and our 2008 Annual Report on Form 10-K are available at www.abraxaspetroleum.com/proxy, which does not have “cookies” that identify visitors to the site.

ABRAXAS PETROLEUM CORPORATION
18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788

PROXY STATEMENT

_______________________

The Board of Directors of Abraxas Petroleum Corporation is soliciting proxies to vote shares of common stock at the 2009 Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Thursday, May 21, 2009, at the Petroleum Club of San Antonio located at 8620 N. New Braunfels, Suite 700, San Antonio, Texas 78217, and at any adjournment thereof.  This Proxy Statement and the accompanying Proxy are first being mailed to stockholders on or about April 20, 2009.  For ten days prior to the annual meeting, a complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose relevant to the annual meeting during ordinary business hours at Abraxas’ executive offices, located at the address set forth above.

Record Date; Shares Entitled To Vote; Quorum

The Board of Directors has fixed the close of business on April 15, 2009 as the record date for Abraxas stockholders entitled to notice of and to vote at the annual meeting.  Holders of common stock as of the record date are entitled to vote at the annual meeting.  As of the record date, there were 49,787,914 shares of Abraxas common stock outstanding, which were held by approximately 1,180 holders of record.  Stockholders are entitled to one vote for each share of Abraxas common stock held as of the record date.

The holders of a majority of the outstanding shares of Abraxas common stock issued and entitled to vote at the annual meeting must be present in person or by proxy to establish a quorum for business to be conducted at the annual meeting.  Abstentions and “non-votes” are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.  “Non-votes” occur when a proxy:

•	is returned by a broker or other stockholder who does not have authority to vote;

•	does not give authority to a proxy to vote; or

•	withholds authority to vote on one or more proposals.

Votes Required

The votes required for each of the proposals is as follows:

Election of Directors.  The nominees for director who receive the most votes will be elected.  Therefore, if you do not vote for a particular nominee or you indicate “withhold authority to vote” for a particular nominee on your proxy card, your abstention will have no effect on the election of directors.

Appointment of Independent Registered Public Accounting Firm.  The proposal to ratify the appointment of Abraxas’ independent registered public accounting firm must receive the affirmative vote of the holders of a majority of the shares of Abraxas common stock represented and voting at the meeting.  Therefore, all abstentions will have the same legal effect as a vote against the proposal.  Non-votes are not considered present at the meeting for this proposal and will have no effect on the ratification of the appointment of Abraxas’ independent registered public accounting firm.

Voting of Proxies

Votes cast in person or by proxy at the annual meeting will be tabulated at the annual meeting.  All valid, unrevoked proxies will be voted as directed.  In the absence of instructions to the contrary, properly executed proxies will be voted in favor of each of the proposals listed in the notice of annual meeting and for the election of the nominees for director set forth herein.

If any matters other than those addressed on the proxy card are properly presented for action at the annual meeting, the persons named in the proxy will have the discretion to vote on those matters in their best judgment, unless authorization is withheld.
Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name or with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares and these proxy materials are being sent directly to you by us.  As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting. We have enclosed a proxy card for your use.

Beneficial Holder.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a proxy card for your use.

How To Vote By Proxy; Revocability of Proxies

To vote by proxy, you must mark, sign, date, and return the proxy card in the enclosed envelope.  If you are a beneficial holder, you may also vote your shares by telephone or the Internet using the instructions on each proxy card.  Any Abraxas stockholder who delivers a properly executed proxy may revoke the proxy at any time before it is voted.  Proxies may be revoked by:

•	delivering a written revocation of the proxy to the Abraxas Secretary before the annual meeting;

•	submitting a later-dated proxy by mail, telephone or the Internet; or

•	appearing at the annual meeting and voting in person.

Attendance at the annual meeting will not, in and of itself, constitute revocation of a proxy.  An Abraxas stockholder whose shares are held in the name of its broker, bank or other nominee must bring a legal proxy from its broker, bank or other nominee to the meeting in order to vote in person.

Deadline for Voting by Proxy

In order to be counted, votes cast by proxy must be received prior to the annual meeting.

Solicitation of Proxies

Proxies will be solicited by mail.  Proxies may also be solicited personally, or by telephone, fax, or other means by the directors, officers, and employees of Abraxas.  Directors, officers, and employees soliciting proxies will receive no extra compensation, but may be reimbursed for related out-of-pocket expenses.  In addition to solicitation by mail, Abraxas will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send the proxy materials to beneficial owners.  Abraxas will, upon request, reimburse these brokerage houses, custodians, and other persons for their reasonable out-of-pocket expenses in doing so.  Abraxas will pay the cost of solicitation of proxies.

Important Information Regarding Delivery of Proxy Material

The Securities and Exchange Commission has adopted amendments to the proxy rules that change how companies must provide proxy materials to its stockholders.  These new rules are often referred to as “notice and access,” under which a company may select either of the following options for making proxy materials available to its stockholders:

•	the full set delivery option; or
•	the notice only option.

A company may use a single method for all of its stockholders, or use full set delivery for some while adopting the notice only option for others.

Abraxas must comply with these new rules in connection with its 2009 Annual Meeting of Stockholders.

Full Set Delivery Option

Under the full set delivery option, a company delivers all proxy material to its stockholders by mail as it would have done prior to the change in the rules.  In addition to delivery of proxy materials to stockholders, the company must post all proxy materials on a publicly-accessible website and provide information to stockholders about how to access the website.

In connection with its 2009 Annual Meeting of Stockholders, Abraxas elected to use the full set delivery option.  Accordingly, you should have received Abraxas’ proxy materials by mail.  These proxy materials include the Notice of Annual Meeting of Stockholders, proxy statement, proxy card and Annual Report on Form 10-K.  Additionally, Abraxas has posted these materials at www.abraxaspetroleum.com/proxy.

Notice Only Option

Under the notice only option, a company must post all proxy materials on a publicly-accessible website.  Instead of delivering proxy materials to its stockholders, the company instead delivers a “Notice of Internet Availability of Proxy Material.”  The notice includes, among other matters:

•	information regarding the date and time of the annual meeting of stockholders as well as the items to be considered at the meeting;
•	information regarding the website where the proxy materials are posted; and
•	various means by which a stockholder can request paper or e-mail copies of the proxy materials.

If a stockholder requests paper copies of the proxy materials, these materials must be sent to the stockholder within three business days and by first class mail.

Abraxas May Use the Notice Only Option in the Future

Although Abraxas elected to use the full set delivery option in connection with the 2009 Annual Meeting of Stockholders, it may choose to use the notice only option in the future.  By reducing the amount of materials that a company needs to print and mail, the notice only option provides an opportunity for costs savings as well as conservation of paper products.  Many companies that have used the notice only option have also experienced a lower participation rate resulting in fewer stockholders voting at the annual meeting.  Abraxas plans to evaluate the future possible cost savings as well as the possible impact on stockholder participation as it considers future use of the notice only option.

Householding

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials.  This process, which is commonly referred to as “householding,” potentially results in extra convenience for stockholders and cost savings for companies.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, you may:

•	Send a written request to Investor Relations, Abraxas Petroleum Corporation, 18803 Meisner Drive, San Antonio, Texas 78258, if you are a stockholder of record, or
•	Notify your broker, if you hold your common shares in street name.

PROPOSAL ONE

Election of Directors

Abraxas’ Articles of Incorporation divide the Board of Directors into three classes of directors serving staggered three-year terms, with one class to be elected at each annual meeting of stockholders.   At this year’s meeting, two Class I directors are to be elected for a term of three years, to hold office until the expiration of his term in 2012, or until a successor has been elected and duly qualified.  The nominees for Class I directors are Franklin A. Burke and Paul A. Powell, Jr.

Assuming the presence of a quorum, the nominees for director who receive the most votes will be elected.  The enclosed proxy card provides a means for stockholders to vote for or to withhold authority to vote for the nominees for director.  If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the election of the nominees for director.  In determining whether this item has received the required number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect.

The Board of Directors recommends a vote “FOR” the election of the nominees to the Board of Directors.

Board of Directors and Executive Officers

The following table sets forth the names, ages, and positions of the executive officers and directors of Abraxas.  The term of the Class I directors expires in 2009, the term of the Class II directors expires in 2011 and the term of the Class III directors expires in 2010.

Name and Municipality of Residence	Age	Office	Class
Robert L.G. Watson San Antonio, Texas	58	Chairman of the Board, President and Chief Executive Officer	III
C. Scott Bartlett, Jr. Richmond Hill, Georgia	75	Director	II
Franklin A. Burke Doyleston, Pennsylvania	75	Director	I
Harold D. Carter Dallas, Texas	70	Director	III
Ralph F. Cox Fort Worth, Texas	76	Director	II
Dennis E. Logue Enfield, New Hampshire	65	Director	II
Paul A. Powell, Jr. Roanoke, Virginia	63	Director	I
Chris E. Williford San Antonio, Texas	58	Executive Vice President, Chief Financial Officer and Treasurer	—
Lee T. Billingsley San Antonio, Texas	56	Vice President – Exploration	—
William H. Wallace Blanco, Texas	51	Vice President – Operations	—
Stephen T. Wendel San Antonio, Texas	59	Vice President – Land & Marketing and Corporate Secretary	—
Barbara M. Stuckey San Antonio, Texas	40	Vice President – Corporate Development and Assistant Secretary	—

Executive Officers

Robert L.G. Watson has served as Chairman of the Board, President, Chief Executive Officer and a director of Abraxas since 1977.  Mr. Watson also serves as Chairman of the Board and Chief Executive Officer of Abraxas General Partner, LLC, the general partner of Abraxas Energy Partners, L.P., which we refer to as the Partnership, an upstream master limited partnership formed by Abraxas in May 2007.  Since January 2003, Mr. Watson has served as Chairman of the Board, Chief Executive Officer and director of Grey Wolf Exploration Inc., which we refer to as Grey Wolf, an oil and gas exploration and production company whose shares are listed on the Toronto Stock Exchange and which was, until February 2005, a wholly-owned subsidiary of Abraxas.  From May 1996 to January 2003, Mr. Watson served as President, Chairman of the Board and a director of Grey Wolf Exploration, Inc., a former wholly-owned subsidiary of Abraxas, which we refer to as Old Grey Wolf, the capital stock of which was sold by Abraxas in January 2003.  From November 1996 to January 2003, Mr. Watson was Chairman of the Board, President and a director of Canadian Abraxas Petroleum Limited, which we refer to as Canadian Abraxas, a former wholly-owned Canadian subsidiary of Abraxas, the capital stock of which was sold by Abraxas in January 2003.  Prior to forming Abraxas, Mr. Watson held petroleum engineering positions with Tesoro Petroleum Corporation and DeGolyer and MacNaughton.  Mr. Watson received a Bachelor of Science degree in Mechanical Engineering from Southern Methodist University in 1972 and a Master of Business Administration degree from the University of Texas at San Antonio in 1974.  Mr. Watson currently devotes approximately one-third of his business time to his obligations for Grey Wolf and he will devote as much time to the management and affairs of the Partnership as is necessary for the proper conduct of the Partnership’s business and affairs.

Chris E. Williford was elected Vice President, Treasurer and Chief Financial Officer of Abraxas in January 1993 and as Executive Vice President and a director of Abraxas in May 1993.  Mr. Williford resigned as a director of Abraxas in December 1999.  From November 1996 to January 2003, Mr. Williford was Vice President and Assistant Secretary of Canadian Abraxas and Vice President of Old Grey Wolf.  Prior to joining Abraxas, Mr. Williford was Chief Financial Officer of American Natural Energy Corporation and President of Clark Resources Corp.  Mr. Williford received a Bachelor of Science degree in Business Administration from Pittsburg State University in 1973.

Lee T. Billingsley has served as Vice President – Exploration since joining Abraxas in 1998.  Dr. Billingsley founded Sandia Oil & Gas Corp. in 1983 and served as its President until Sandia merged into Abraxas in 1998.  Prior to forming Sandia, Dr. Billingsley worked for Tenneco Oil Company and American Quasar Petroleum.  Dr. Billingsley served as President of the American Association of Petroleum Geologists (AAPG) for the 2006-2007 term. Dr. Billingsley holds three degrees in Geology, Bachelor of Science and Doctorate from Texas A&M University and Master of Science from Colorado School of Mines.

William H. Wallace has served as Vice President – Operations since 2000.  Mr. Wallace served as Abraxas’ Superintendent/Senior Operations Engineer, from 1995 to 2000.  Prior to joining Abraxas, Mr. Wallace was associated with Dorchester Gas Producing Company and Parker and Parsley.  Mr. Wallace received a Bachelor of Science degree in Petroleum Engineering from Texas Tech University in 1981.

Stephen T. Wendel has served as Vice President - Land and Marketing since 1990 and as Corporate Secretary since 1988.  Mr. Wendel served as Abraxas’ Manager of Joint Interests and Natural Gas Contracts, from 1982 to 1990.  Prior to joining Abraxas, Mr. Wendel held accounting, auditing and marketing positions with Tenneco Oil Company and Tesoro Petroleum Corporation.  Mr. Wendel received a Bachelor of Business Administration degree in Accounting from Texas Lutheran University in 1971.

Barbara M. Stuckey has served as Vice President – Corporate Development and Assistant Secretary since 2007.  Ms. Stuckey also serves as President of Abraxas General Partner, LLC, the general partner of Abraxas Energy Partners, L.P., an upstream master limited partnership formed by Abraxas in May 2007.  Ms. Stuckey joined Abraxas in 1997 and has held positions in investor relations, corporate finance, land and marketing.  Ms. Stuckey received a Bachelor of Arts degree from the University of Texas at San Antonio 1991 and a Master of Business Administration degree from the Bordeaux Business School in 2004.

Director Nominees

Franklin A. Burke, a director of Abraxas since June 1992, has served as President and Chief Executive Officer of Burke, Lawton, Brewer & Burke, a securities brokerage firm, since 1964, as President of Venture Securities Corporation, since 1971, and as President, Director of Research and Portfolio Management of BLB&B Advisors, LLC, since 2006.  Mr. Burke also serves as Trustee and Treasurer of The Williamson Free School of Mechanical Trades.  Mr. Burke received a Bachelor of Science degree in Business Administration from Kansas State University in 1955, a Masters degree in Finance from University of Colorado in 1960 and studied at the graduate level at the London School of Economics from 1962 to 1963.

Paul A. Powell, Jr., a director of Abraxas since August 2005, has served as Vice President and director of Mechanical Development Co., Inc. a maker of precision production machine parts, since 1984.  Mr. Powell is a managing partner of Claytor Equity Partners, Cortland Partners, JWM Partners, Emory Partners, Burnett Partners and President of Somerset Investments, Inc.  Mr. Powell is also manager of Westpoint (2002) LLC and WMP Properties LLC, and co-manager of Wessex LLC.  Mr. Powell also serves on the board of the Blue Ridge Mountain Council, Boy Scouts of America, and as trustee for numerous charitable trusts.  Mr. Powell also serves on the board of trustees of Emory & Henry College.  Mr. Powell attended Emory & Henry College and graduated from National Business College with a degree in Accounting.  Mr. Powell previously served as director of Abraxas from 1987 to 1999 and as an advisory director from 1999 to August 2005.

Directors with Terms Expiring in 2010 and 2011

C. Scott Bartlett, Jr., a director of Abraxas since December 1999, has over 50 years of commercial banking experience, the most recent being with National Westminster Bank USA (prior to being acquired by Bank of America), ultimately serving as Executive Vice President, Senior Lending Officer and Chairman of the Credit Policy Committee.  Mr. Bartlett attended Princeton University, and has a certificate in Advanced Management from Pennsylvania State University.

Harold D. Carter has served as a director of Abraxas since October 2003.  Mr. Carter has more than 40 years experience in the oil and gas industry and has been an independent consultant since 1990.  Prior to consulting, Mr. Carter served as Executive Vice President of Pacific Enterprises Oil Company (USA).  Before that, Mr. Carter was associated for 20 years with Sabine Corporation, ultimately serving as President and Chief Operating Officer from 1986 to 1989.  Mr. Carter currently serves as a director of Brigham Exploration Company, a publicly traded oil and gas company, and Longview Energy Company, a privately-owned oil and gas exploration and production company.  Mr. Carter also serves as Vice Chairman of the Board of Trustees for the Texas Scottish Rite Hospital for Children.  Mr. Carter received a Bachelor of Business Administration degree in Petroleum Land Management from the University of Texas and completed the Program for Management Development at the Harvard University Business School.  Mr. Carter was a director of Abraxas from 1996 to 1999 and served as an advisory director from 1999 to October 2003.

Ralph F. Cox, a director of Abraxas since December 1999, has over 50 years of oil and gas industry experience, over 30 of which was with Atlantic Richfield Company (ARCO).  Mr. Cox retired from ARCO in 1985 after serving as Vice Chairman.  Mr. Cox then joined Union Pacific Resources, retiring in 1989 as President and Chief Operating Officer.  Mr. Cox then joined Greenhill Petroleum Corporation as President until leaving in 1994 to pursue a consulting business.  Mr. Cox currently serves on the board of CH2M Hill Companies, an engineering and construction firm, and as a trustee for Fidelity Mutual Funds.  Mr. Cox also serves as a director of Validus International, a company specializing in oil field drilling tools, as a director of World GTL Inc., a gas-to-liquids production facility, as a director of E-T Energy Ltd., a Canadian oil sands extraction company, and as an advisory director of Impact Petroleum, an oil and gas exploration and production company.  Mr. Cox also serves on the board of Abraxas General Partner, LLC, the general partner of Abraxas Energy Partners, L.P., an upstream master limited partnership formed by Abraxas in May 2007.  Mr. Cox received Bachelor of Science degrees in Petroleum Engineering and Mechanical Engineering from Texas A&M University in 1954 and completed advanced studies at Emory University.

Dennis E. Logue, a director of Abraxas since April 2003, has served as Chairman of the Board of Directors of Ledyard Financial Group since August 2005.  Mr. Logue served as Dean and Fred E. Brown Chair at the Michael F. Price College of Business at the University of Oklahoma from 2001 through September 2005.  Prior to joining Price College, Mr. Logue was the Steven Roth Professor at the Amos Tuck School at Dartmouth College where he had been since 1974.  Mr. Logue currently serves as a director of Waddell & Reed Financial, Inc., a national financial services organization, and Duckwall-ALCO Stores, Inc., a general merchandise retailer serving smaller, hometown communities.  Mr. Logue also serves on the board of Hypertherm, a privately-owned company specializing in plasma cutting tools and technology, and as a Trustee for the Montshire Museum of Science.  Mr. Logue holds degrees from Fordham College, Rutgers, and Cornell University.

Robert L.G. Watson, Abraxas’ Chairman of the Board, President and Chief Executive Officer, is a Class III director with a term expiring in 2010.

Meeting Attendance

During the fiscal year ended December 31, 2008, the Board of Directors held five meetings, the Audit Committee held seven meetings, the Compensation Committee held one meeting and the Nominating and Corporate Governance Committee held one meeting.  During 2008, each director attended at least 75% of all Board and applicable Committee meetings.  During 2008, Abraxas’ directors, other than Mr. Watson, received compensation for service to Abraxas as a director.  See “Executive Compensation—Compensation of Directors.”  The directors also received reimbursement of travel expenses to attend meetings of the Board of Directors.  Abraxas encourages, but does not require, directors to attend the annual meeting of stockholders.  At Abraxas’ 2008 Annual Meeting, all members of the Board were present.

Committees of the Board of Directors

Abraxas has standing Audit, Compensation and Nominating and Corporate Governance Committees.

The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee consists of Messrs. Bartlett, Burke and Powell.  The Board of Directors has determined that C. Scott Bartlett, Jr., as defined by SEC rules, is an audit committee financial expert.  The Audit Committee Report, which begins on page 40, more fully describes the activities and responsibilities of the Audit Committee.  At each meeting which is regularly attended by Mr. Williford and BDO Seidman, LLP, the Audit Committee also meets in executive session.

The Compensation Committee consists of Messrs. Cox, Carter and Logue.  The Compensation Committee’s role is to establish and oversee Abraxas’ compensation and benefit plans and policies, administer its stock option plans, and to annually review and approve all compensation decisions relating to Abraxas’ executive officers.  The Compensation Discussion & Analysis, which begins on page 15, more fully describes the activities and responsibilities of the Compensation Committee.  The Compensation Committee submits its decisions regarding executive compensation to the independent members of the Board for approval.  The agenda for meetings of the Compensation Committee is determined by its Chairman, Mr. Cox, and the meetings are regularly attended by Mr. Watson.  At each meeting, the Compensation Committee also meets in executive session.  Mr. Cox reports the committee’s recommendations on executive compensation to the Board.  The Company’s personnel support the Compensation Committee in its duties and, along with Mr. Watson, may be delegated authority to fulfill certain administrative duties regarding the Company’s compensation programs.  The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities but has not, in the past, utilized the services of a third party consultant to review the policies and procedures with respect to executive compensation.  The Compensation Committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.  For more information on the Compensation Committee’s processes and procedures, please see “Executive Compensation – Compensation Discussion and Analysis – Our Compensation Committee” and – “Elements of Executive Compensation.”

The Nominating and Corporate Governance Committee consists of Messrs. Cox, Logue and Powell.  The primary function of the Nominating and Corporate Governance Committee is to develop and maintain the corporate governance policies of Abraxas and to assist the Board in identifying, screening and recruiting qualified individuals to become Board members and determining the composition of the Board and its committees, including recommending nominees for annual stockholders meetings or to fill vacancies on the Board.

Each of the Board’s committees has a written charter, and copies of the charters are available for review on the Company’s website at www.abraxaspetroleum.com.

Director Independence

The Board of Directors has determined that each of the following members of the Board of Directors is independent as determined in accordance with the listing standards of The NASDAQ Stock Market and Rule 10A-3 of the Exchange Act:  C. Scott Bartlett, Jr., Franklin A. Burke, Harold D. Carter, Ralph F. Cox, Dennis E. Logue and Paul A. Powell, Jr.  All of the members of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors are independent as determined in accordance with the listing standards of The NASDAQ Stock Market and Rule 10A-3 of the Exchange Act.  The Board of Directors conducts an annual self-evaluation on key Board and Committee-related issues, which has proven to be a beneficial tool in the process of continuous improvement in Board functioning and communication.

Compensation Committee Interlocks and Insider Participation

Messrs. Cox, Carter and Logue served on the Compensation Committee during 2008.  No member of the Compensation Committee was at any time during 2008 or at any other time an officer or employee of Abraxas, and no member had any relationship with Abraxas requiring disclosure as a related-party transaction in the section “Certain Relationships and Related Transactions” of this proxy statement.  Mr. Cox is also a member of the Board of Directors of Abraxas General Partner, LLC, the general partner of the Partnership.  See “Transactions with Abraxas Energy Partners, L.P.” which summarizes transactions between Abraxas and the Partnership during 2008 and certain contractual relationships between Abraxas and the Partnership for services that Abraxas provides to the Partnership.  No executive officer of Abraxas has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee during 2008.

Code of Ethics

In April 2004, the Board of Directors unanimously approved Abraxas’ Code of Ethics.  This Code is a statement of Abraxas’ high standards for ethical behavior, legal compliance and financial disclosure, and is applicable to all directors, officers, and employees.  A copy of the Code of Ethics can be found in its entirety on Abraxas’ website at www.abraxaspetroleum.com.  Additionally, should there be any changes to, or waivers from, Abraxas’ Code of Ethics, those changes or waivers will be posted immediately on our website at the address noted above.

Stockholder Communications with the Board

The Board of Directors has implemented a process by which stockholders may communicate with the Board of Directors.  Any stockholder desiring to communicate with the Board of Directors may do so in writing by sending a letter addressed to The Board of Directors, c/o Corporate Secretary.  The Corporate Secretary has been instructed by the Board to promptly forward communications so received to the members of the Board of Directors.

Nominations

The Nominating and Corporate Governance Committee is responsible for determining the slate of director nominees for election by stockholders, which the committee recommends for consideration by the Board.  All director nominees are approved by the Board prior to annual proxy material preparation and are required to stand for election by stockholders at the next annual meeting.  For positions on the Board created by a director’s leaving the Board prior to the expiration of his current term, whether due to death, resignation, or other inability to serve, Article III of the Company’s Amended and Restated Bylaws provides that a Director elected by the Board to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

The Nominating and Corporate Governance Committee does not currently utilize the services of any third party search firm to assist in the identification or evaluation of Board member candidates.  The Nominating and

Corporate Governance Committee may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

The Nominating and Corporate Governance Committee determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered.  A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his duties of loyalty and care.  Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibility within their chosen fields, and have the ability to quickly understand complex principles of, but not limited to, business and finance.  Candidates with potential conflicts of interest or who do not meet independence criteria will be identified and disqualified.  The Nominating and Corporate Governance Committee will consider these criteria for nominees identified by the Committee, by stockholders, or through some other source.  When current Board members are considered for nomination for re-election, the Nominating and Corporate Governance Committee also takes into consideration their prior Board contributions, performance and meeting attendance records.

The Nominating and Corporate Governance Committee will consider qualified candidates for possible nomination that are recommended by stockholders.  Stockholders wishing to make such a recommendation may do so by sending the required information to the Nominating and Corporate Governance Committee, c/o Corporate Secretary at the address listed above.  Any such nomination must comply with the advance notice provisions and provide all of the information required by Abraxas’ Amended and Restated Bylaws.  These provisions and required information are summarized under “Stockholder Proposals for 2010 Abraxas Annual Meeting” beginning on page 42 of this document.

The Nominating and Corporate Governance Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information.  This information is evaluated against the criteria set forth above as well as the specific needs of the Company at that time.  Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews, which are used for further evaluation.  The Nominating and Corporate Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the information.

No candidates for director nominations were submitted to the Nominating and Corporate Governance Committee by any stockholder in connection with the 2009 Annual Meeting.

SECURITIES HOLDINGS OF PRINCIPAL STOCKHOLDERS,

DIRECTORS, NOMINEES AND OFFICERS

Based upon information received from the persons concerned, each person known to Abraxas to be the beneficial owner of more than five percent of the outstanding shares of common stock of Abraxas, each director and nominee for director, each of the executive officers and all directors and officers of Abraxas as a group, owned beneficially as of April 1, 2009, the number and percentage of outstanding shares of common stock of Abraxas indicated in the following table.  Abraxas’ Board has recently adopted stock ownership guidelines, please read “Stock Ownership Guidelines.”  None of the shares listed below have been pledged as security, except for 350,000 shares owned by Mr. Watson.

Name and Address of Beneficial Owner	Number of Shares (1)	Percentage (%)
Robert L.G. Watson	1,264,696 (2)	2.5%
Chris E. Williford	319,483 (3)	*
Lee T. Billingsley	267,094 (4)	*
William H. Wallace	203,692 (5)	*
Stephen T. Wendel	274,801 (6)	*
Barbara M. Stuckey	53,914 (7)	*
C. Scott Bartlett, Jr.	114,328 (8)	*
Franklin A. Burke	4,164,827 (9)	8.3%
Harold D. Carter	170,003 (10)	*
Ralph F. Cox	386,828 (11)	*
Dennis E. Logue	126,828 (12)	*
Paul A. Powell, Jr.	176,207 (13)	*
All Officers and Directors as a Group (12 persons)	7,522,701 (2)(3)(4)(5)(6) (7)(8)(9)(10) (11)(12)(13)	15.1%
__________________

*	Less than 1%

(1)	Unless otherwise indicated, all shares are held directly with sole voting and investment power.

(2)
Includes 283,713 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 1994 Long Term Incentive Plan (the “1994 LTIP”), 85,406 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 2005 Employee Long-Term Equity Incentive Plan (the “2005 Employee Plan”) and 26,573 shares in a retirement account. Does not include a total of 75,880 shares owned by the Robert L.G. Watson, Jr. Trust and the Carey B. Watson Trust, the trustees of which are Mr. Watson’s brothers and the beneficiaries of which are Mr. Watson’s children. Mr. Watson disclaims beneficial ownership of the shares owned by these trusts.  Mr. Watson has pledged 350,000 shares of common stock as security for a loan held by Plains Capital Bank.  In addition, Mr. Watson owns 40,714 common units of the Partnership, which includes 6,000 restricted units granted pursuant to the Partnership LTIP.

(3)
Includes 103,000 shares issuable upon exercise of options granted pursuant to the 1994 LTIP, 78,809 shares issuable upon exercise of options granted pursuant to the 2005 Employee Plan and 15,055 shares in a retirement account.  In addition, Mr. Williford has been granted 2,500 restricted units of the Partnership pursuant to the Partnership LTIP.

(4)
Includes 82,000 shares issuable upon exercise of options granted pursuant to the 1994 LTIP, 41,636 shares issuable upon exercise of options granted pursuant to the 2005 Employee Plan and 25,625 shares in a retirement account.  In addition, Dr. Billingsley has been granted 2,500 restricted units of the Partnership pursuant to the Partnership LTIP.

(5)
Includes 82,000 shares issuable upon exercise of options granted pursuant to the 1994 LTIP, 42,230 shares issuable upon exercise of options granted pursuant to the 2005 Employee Plan and 23,546 shares in a retirement account.  In addition, Mr. Wallace has been granted 2,500 restricted units of the Partnership pursuant to the Partnership LTIP.

(6)
Includes 42,000 shares issuable upon exercise of options granted pursuant to the 1994 LTIP, 41,333 shares issuable upon exercise of options granted pursuant to the 2005 Employee Plan and 88,518 shares in a retirement account. In addition, In addition, Mr. Wendel has been granted 2,500 restricted units of the Partnership pursuant to the Partnership LTIP.

(7)
Includes 25,047 shares issuable upon exercise of options granted pursuant to the 2005 Employee Plan and 14,122 shares in a retirement account.  In addition, Ms. Stuckey owns 18,986 common units of the Partnership, which includes 4,000 restricted units granted pursuant to the Partnership LTIP.

(8)
Includes 40,000 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation 2005 Non-Employee Director Long-Term Equity Incentive Plan (the “2005 Director Plan”) and 11,000 shares in a retirement account.

(9)
Includes 15,000 shares issuable upon exercise of options granted pursuant to the Abraxas Petroleum Corporation Amended and Restated Director Stock Option Plan (the “Director Option Plan”), 45,000 shares issuable upon exercise of certain option agreements, 40,000 shares issuable upon exercise of options granted pursuant to the 2005 Director Plan, 219,930 shares in a retirement account, 2,156,781 shares owned by Venture Securities Corporation Profit Sharing Trust Plan (voluntary), Venture Securities Corporation Profit Sharing Plan Trust (designated) and Venture Securities Corporation Pension Plan Trust over which Mr. Burke has shared discretion to dispose of, direct the disposition of, vote, and direct the voting of such shares for the benefit of the beneficiary of the trust, 16,500 shares in various trust and guardianship accounts, of which Mr. Burke is a trustee or guardian, 24,222 shares in the Pleasantville Church Foundation, of which Mr. Burke is a director, and 1,502,936 shares managed by BLB&B Advisors, LLC, of which Mr. Burke is the sole owner, on behalf of third parties.  Mr. Burke does not have any voting rights with regard to the shares managed by BLB&B Advisors, LLC. In addition, 71,428 common units of the Partnership are owned by Venture Securities Corporation Pension Trust and Venture Securities Corporation Profit Sharing Trust.

(10)
Includes 15,000 shares issuable upon exercise of options granted pursuant to the Director Option Plan, 45,000 shares issuable upon exercise of certain option agreements, 40,000 shares issuable upon exercise of options granted pursuant to the 2005 Director Plan, 7,577 shares in a family partnership and 40,598 shares in a retirement account.

(11)
Includes 75,000 shares issuable upon exercise of certain option agreements and 40,000 shares issuable upon exercise of options granted pursuant to the 2005 Director Plan.  In addition, Mr. Cox has been granted 4,000 restricted units of the Partnership pursuant to the Partnership LTIP.

(12)	Includes 68,000 shares issuable upon exercise of certain option agreements and 40,000 shares issuable upon exercise of options granted pursuant to the 2005 Director Plan.

(13)
Includes 15,000 shares issuable upon exercise of options granted pursuant to the Director Option Plan, 45,000 shares issuable upon exercise of certain option agreements, 40,000 shares issuable upon exercise of options granted pursuant to the 2005 Director Plan and 27,277 shares in various entities managed by Mr. Powell.

Equity Compensation Plan Information

The following table gives aggregate information regarding grants under all of Abraxas’ equity compensation plans through December 31, 2008.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,967,526	$ 3.14	1,503,072
Equity compensation plans not approved by security holders	422,252	$ 1.29	—

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Abraxas’ directors and executive officers and persons who own more than 10% of a registered class of Abraxas equity securities to file with the Securities and Exchange Commission and The NASDAQ Stock Market initial reports of ownership and reports of changes in ownership of Abraxas common stock.  Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all such forms they file.  Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, Abraxas believes that during 2008, all of its directors and executive officers complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

We compensate our executive officers through a combination of base salary, annual incentive bonuses and long-term equity based awards.  The compensation is designed to be competitive with those of a peer group which we have selected for comparative purposes and to align the interests of our executive officers with the interests of our stockholders.

This section discusses the principles underlying our executive compensation policies and decisions, and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the tables and narrative that follow.

Our Compensation Committee

Our Compensation Committee approves, implements and monitors all compensation and awards to executive officers including the chief executive officer, chief financial officer and the other executive officers named in the Summary Compensation Table below, to whom we refer as the named executive officers.  The Committee's membership is determined by the Board of Directors and is composed of three independent, non-management directors.  The Committee, in its sole discretion, has the authority to delegate any of its responsibilities to subcommittees as it deems appropriate.  The Committee did not delegate any of its responsibilities during 2008.

The Committee periodically approves and adopts, or makes recommendations to the Board for Abraxas’ compensation decisions.  In the first quarter of each year, Mr. Watson, the Chief Executive Officer, submits to the Compensation Committee his recommendations for salary adjustments and long-term equity incentive awards based upon his subjective evaluation of individual performance and his subjective judgment regarding each executive officer’s salary and equity incentives, for each executive officer except himself.  For more information on our Compensation Committee, please refer to the discussion under “Proposal One—Election of Directors—Committees of the Board of Directors.”

The Committee reviews all components of compensation for our executive officers, including base salary, annual incentive bonuses, long-term equity based awards, the dollar value to the executive and cost to Abraxas of all benefits and all severance and change of control arrangements.  Based on this review, the Compensation Committee has determined that the compensation paid to our executive officers reflects our compensation philosophy and objectives.

Compensation Philosophy and Objectives

Our underlying philosophy in the development and administration of Abraxas’ annual and long-term compensation plans is to align the interests of our executive officers with those of Abraxas’ stockholders.  Key elements of this philosophy are:

•
Establishing compensation plans that deliver base salaries which are competitive with companies in our peer group, within Abraxas’ budgetary constraints and commensurate with Abraxas’ salary structure.

•	Rewarding outstanding performance particularly where such performance is reflected by an increase in Abraxas’ Net Asset Value, as adjusted for changes in oil and gas prices.

•	Providing equity-based incentives to ensure motivation over the long-term to respond to Abraxas’ business challenges and opportunities as owners rather than just as employees.

The compensation currently paid to Abraxas’ executive officers consists of three core elements: base salary, annual bonuses under a performance-based, non-equity incentive plan and long-term equity based awards granted pursuant to our 2005 Employee Long-Term Equity Incentive Plan, to which we refer as the 2005 Employee Plan, and the Abraxas Energy Partners, L.P. Long-Term Incentive Plan, to which we refer as the Partnership LTIP, plus other employee benefits generally available to all employees of Abraxas.  The Partnership has no employees or dedicated senior management.  The general partner of the Partnership, which we refer to as the General Partner, is a wholly-owned subsidiary of Abraxas and manages the Partnership’s operations and activities.  Mr. Watson, Ms. Stuckey and Mr. Williford are the executive officers of the General Partner.  The executive officers of the General Partner will devote as much time to the management of the Partnership’s business and affairs as is necessary for the conduct of its business and affairs.  Since the Partnership’s formation in May 2007, we estimate that they have devoted approximately 30-60% of their time to the Partnership’s business.  Aside from incentive compensation awards under the Partnership LTIP, the executive officers of the General Partner are not compensated by the General Partner or Abraxas for their services to the Partnership.

We believe these elements support our underlying philosophy of aligning the interests of our executive officers with those of Abraxas’ stockholders by providing the executive officers a competitive salary, an opportunity for annual bonuses, and equity-based incentives to ensure motivation over the long-term.  We view the three core elements of compensation as related but distinct.  Although we review total compensation, we do not believe that significant compensation derived from one component of compensation should increase or reduce compensation from another component.  We determine the appropriate level for each component of compensation separately.  We have not adopted any formal or informal policies or guidelines for allocating compensation among long-term incentives and annual base salary and bonuses, between cash and non-cash compensation, or among different forms of non-cash compensation; however, we do consider the age, tenure and seniority of each executive officer in making compensation decisions.  Abraxas’ Board has recently adopted stock ownership guidelines.  Please read “Stock Ownership Guidelines” for more information.

Abraxas does not have any other deferred compensation programs or supplemental executive retirement plans and no benefits are provided to Abraxas’ executive officers that are not otherwise available to all employees of Abraxas, and no benefits are valued in excess of  $10,000 per employee per year.

Elements of Executive Compensation

Executive compensation consists of the following elements:

Base Salary.  In determining base salaries for the executive officers of Abraxas, we aim to set base salaries at a level we believe enables us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals.  We review the salary structure of Abraxas as compared to a peer group of exploration and production companies included in the William M. Mercer 2008 Energy Compensation Survey, which we refer to as the Mercer Energy Survey.  We chose the Mercer Energy Survey as a benchmark because the survey includes over 200 companies within the energy industry and covers all components of compensation across the full spectrum of positions and responsibilities.  The companies included in this survey are listed on Appendix A. Abraxas has participated in the survey since its inception in 1999 and of the participants, 66% categorized themselves as an exploration and production company, and of these 75% are publicly-traded companies.

Abraxas’ salary range is set by reference to the salaries paid by our peer group companies in the Mercer Energy Survey while remaining within Abraxas’ budgetary constraints.  We use the companies in our peer group to compare Abraxas’ salary structure to that of other companies that compete with Abraxas for executives but without targeting salaries to be higher, lower, or approximately the same as those of the companies in the peer group.  We believe that the base salary levels for our executive officers are consistent with the practices of the companies in our peer group and increases in base salary levels from time to time are designed to reflect competitive practices in the industry, individual performance and the officer’s contribution to our overall business goals.  Individual performance and contribution to the overall business goals of Abraxas are subjective measures and evaluated by Mr. Watson and the Compensation Committee.

The base salaries paid to our named executive officers in 2008 are set forth below in the Summary Compensation Table.  For 2008, base salaries, paid as cash compensation, were $1,118,000 with Mr. Watson receiving $348,250.  We believe that the base salaries paid achieved our objectives.

Annual Bonuses.  Abraxas’ current bonus plan was adopted by our Board of Directors in 2003, and later amended to include all of our executive officers.  The purpose of the bonus plan is to create financial incentives for our executive officers that are tied directly to increases in Net Asset Value, or NAV, per share of Abraxas common stock.  We chose NAV as the foundation of the bonus plan because we believe that NAV equates to the value of Abraxas’ reserve base, giving risked credit for non-proven reserves, and adjusted for other assets and liabilities, including long-term debt.  We believe that NAV is a better indicator of the health of Abraxas than its stock price, as the success of finding oil and gas is directly reflected in our NAV, while our stock price can be influenced by a number of factors outside the control of the executive officers of Abraxas.  In addition, many exploration and production analysts use NAV per share comparisons to establish price targets for the companies they follow.  Under the bonus plan, NAV is calculated at each year-end after receipt of the reserve report from our independent petroleum engineering firm and the audited financials, subject to certain adjustments, as follows:

Net Asset Value Calculation:
+ + + + + ± −	PV10 Proved Reserves PV10 Risked Probable Reserves Abraxas’ Equity Value in the Partnership Property & Equipment Acreage Other Assets Net Working Capital Debt
=	Net Asset Value (“NAV”)
÷	Shares Outstanding
=	NAV per share

The proved and probable reserves are estimated at year-end in accordance with guidelines published by the Society of Petroleum Engineers (SPE), and all other items in the calculation are derived from our year-end audited financials.  The PV10 of the proved and probable reserves is the present value, using a 10% discount rate, of the future net cash flows before income tax calculated within the parameters set forth by the Securities and Exchange Commission.  The calculated NAV is then divided by the number of outstanding shares of Abraxas common stock at year-end to arrive at the NAV per share.

The annual bonuses are calculated by the percentage increase in the current year-end NAV per share over the previous year-end NAV per share up to the first 10%; after 10% has been achieved, all excess percentage increases are doubled, with a maximum award for any one-year of 70% of the executive officer’s base annual salary.  For example, if the percentage increase in NAV for a given year was 15%, the calculated bonus would be equal to 20% of the executive officer’s annual base salary.  Therefore, in order to compare NAV year-over-year, the current year-end PV10 for proved and probable reserves are calculated with commodity prices used in the previous year-end PV10 calculations.  Then, for the ensuing year, the PV10 for proved and probable reserves are calculated with current commodity prices to establish the NAV per share at the beginning of a given year, thus the difference between the calculated NAV per share at the end of a given year and the calculated NAV per share at the beginning of the following year.

In the first quarter of each year, the NAV per share for the prior year is calculated after reserves are estimated and audited financial statements are available.  Mr. Watson submits the annual bonus calculation to the Compensation Committee for review and discussion.

For example, at the beginning of 2006, the calculated NAV per share was $5.98 and the calculated NAV per share at the end of 2006 was $4.77, utilizing commodity prices as of December 31, 2005.  As a result, no bonuses were earned under this plan in 2006.  At the beginning of 2007, the calculated NAV per share was $1.60,  utilizing commodity prices as of December 31, 2006 and the calculated NAV per share at the end of 2007 was $3.17, a 98% increase.

On March 11, 2008, the Compensation Committee recommended 2007 annual bonus awards for our executive officers, and the board approved these annual bonus awards at its meeting on March 11, 2008.  The following table details the 2007 bonus earned by our named executive officers:

Name	Base Salary	Bonus Award Achieved (Percentage of Salary) (1)	Maximum Award (Percentage of Salary)	Annual Bonus Awarded Under the Annual Bonus Plan
Robert L.G. Watson	$ 343,000	186%	70%	$ 240,100
Chris E. Williford	209,000	186%	70%	146,300
Lee T. Billingsley	195,000	186%	70%	136,500
William H. Wallace	195,000	186%	70%	136,500
Stephen T. Wendel	158,000	186%	70%	110,600
__________________

(1)	98% i crease in NAV: 1% for the first 10%, then 2% for each percent increase (10 + (88 x 2)) = 186%

At the beginning of 2008, the calculated NAV per share was $3.61 and the calculated NAV per share at the end of 2008 was $2.96, utilizing commodity prices as of December 31, 2007.  As a result, no bonuses were earned under this plan in 2008.  The award opportunities for 2008 are reflected in the Grants of Plan-Based Awards table in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns and in the Summary Compensation Table as earned with respect to 2008 in the “Non-Equity Incentive Plan Compensation” column.

The Compensation Committee has the discretion to defer all or any part of any bonus to future years, to pay all or any portion of any bonus, or deferred bonus, in shares of Abraxas common stock and has the discretion to pay bonuses even if no bonus would be payable under the bonus plan, and further has the discretion not to pay bonuses even if a bonus was earned under the bonus plan.  In the past, the Committee has elected to pay a portion of an annual bonus in shares of Abraxas common stock and may continue to do so in the future.  The Committee reviews the cash position of the Company and the amount of the annual bonus when making such determinations.  The Compensation Committee also has the discretion to pay bonuses outside of this plan.

Long-Term Equity Incentives.  Our executive officers are eligible to receive long-term equity incentives under our 2005 Employee Plan and the Partnership LTIP.

In determining whether to grant long-term incentive awards, such awards will be substantially contingent upon the conclusion of Mr. Watson and the Abraxas Board of Directors, in the case of the 2005 Employee Plan, and the Board of Directors of the General Partner of the Partnership (which we refer to at the Partnership Board), in the case of the Partnership LTIP (and only the Board of Directors and the Partnership Board, as the case may be, with respect to awards to be made to Mr. Watson) as to whether individual and management's collective efforts have produced attractive long-term returns to Abraxas stockholders by increasing the market price of our common stock and the Partnership’s unitholders by increasing cash distributions and the market price of its common units over time as well as the Partnership’s ability to make accretive acquisitions.  In determining whether to grant long-term incentive awards, we anticipate that neither Mr. Watson nor the Board of Directors or the Partnership Board will have specific numerical targets, but rather will make a subjective determination based upon the state of the oil and gas exploration and production industry and other general economic factors at the time of their evaluation.

In the first quarter of each year, Mr. Watson submits his recommendations for long-term equity incentive awards under the 2005 Employee Plan to the Compensation Committee and under the Partnership LTIP to the Partnership Board based upon his subjective evaluation of the individual performance of each executive officer, except himself.  Mr. Watson also factors in the quantity and value of the long-term incentives that each executive officer has been previously awarded.  The Compensation Committee, for awards under the 2005 Employee Plan, and the Partnership Board, for awards under the Partnership LTIP, reviews and discusses Mr. Watson’s recommendations and makes final determinations as to such awards.  For awards to be made to Mr. Watson, the Compensation Committee and the Partnership Board, as the case may be, subjectively evaluate Mr. Watson’s performance and, in their sole authority, determine, how many, if any, long-term equity incentive awards to grant to Mr. Watson.  The Compensation Committee and the Partnership Board also consider the quantity and value of the long-term equity incentive awards previously granted to Mr. Watson when considering making awards to him.  In determining whether to grant long-term equity incentive awards, we seek to ensure that the total compensation package, including cash compensation, is competitive with the compensation paid by the companies included in the Mercer Energy Survey, in the case of Abraxas, and the group of upstream master limited partnerships described below, in the case of the Partnership, yet such awards are substantially contingent upon the conclusion of Mr. Watson and the Compensation Committee, in the case of Abraxas, or the Partnership Board, in the case of the Partnership, as to whether individual and management’s collective efforts have produced attractive long-term returns to Abraxas stockholders, in the case of Abraxas, and to the Partnership’s unitholders, in the case of the Partnership.  We also consider past grants to each executive officer and the level to which such past grants are (or are not) “in-the-money”.

Abraxas has historically granted long-term equity incentives after Mr. Watson presents his recommendations to the Compensation Committee, in the case of Abraxas, in the first quarter; however, we have not granted long-term equity incentives every year and we have awarded long-term equity incentive awards at other times during the year, principally in the event of a new hire, substantial promotion or significant event, such as the completion of a financing transaction or an accretive acquisition.  We believe that such events warrant the granting of awards outside the normal course of business as these events are significant to the future success of Abraxas and the Partnership.  We do not time award grants in coordination with the release of material non-public information.

2005 Employee Plan.  Abraxas’ 2005 Employee Plan, which was approved by our stockholders at the 2006 annual meeting and amended by our stockholders at the 2008 annual meeting, authorizes us to grant incentive stock options, non-qualified stock options and shares of restricted stock to our executive officers, as well as to all employees of Abraxas. We use equity incentives as a form of long-term compensation because it provides our executive officers an opportunity to acquire an equity interest in Abraxas and further aligns their interest with those of our stockholders.  Options grants generally have a term of 10 years and vest in equal increments over four years.  Restricted stock grants vest in accordance with each individual grant agreement.  Vesting is accelerated in certain events described under “Employment Agreements and Potential Payments Upon Termination or Change in Control.”

The purposes of this plan are to employ and retain qualified and competent personnel and to promote the growth and success of Abraxas, which can be accomplished by aligning the long-term interests of the executive officers with those of the stockholders by providing the executive officers an opportunity to acquire an equity interest in Abraxas.  All grants are made with an exercise price equal to the closing price of our common stock on the date of such grant.

A total of 2,100,000 shares of Abraxas common stock have been reserved under the 2005 Employee Plan, subject to adjustment following certain events, such as stock splits.  The maximum annual award for any one employee is 200,000 shares of Abraxas common stock.  If options, as opposed to restricted stock, are awarded, the exercise share price shall be no less than 100% of the fair market value on the date of the award, unless the employee is awarded incentive stock options and at the time of the award, owns more than 10% of the voting power of all classes of stock of Abraxas.  Under this circumstance, the exercise share price shall be no less than 110% of the fair market value on the date of the award.  Option terms and vesting schedules are at the discretion of the Compensation Committee.

Partnership LTIP.  In connection with the formation of the Partnership in May 2007, the Partnership Board adopted the Partnership LTIP to provide incentive compensation awards for employees, consultants and directors who perform services for the General Partner and its affiliates, including Abraxas.  Under the Partnership LTIP, options, restricted units, phantom units, unit appreciation rights and other unit-based awards are available for issuance.  Awards may provide for the issuance of common units of the Partnership, payments of cash, or a combination of both.  Awards under the Partnership LTIP are limited to 1,136,160 units.  The Partnership LTIP is administered by the Partnership Board. The exercise price of all unit option awards will be no less than 100% of the fair market value on the date of the award, and as a general rule, all long-term incentive awards will contain a four-year vesting schedule to ensure motivation over the long-term to respond to the Partnership’s business challenges and opportunities as owners rather than just employees.

On January 31, 2008, in connection with the closing of the acquisition of oil and gas properties from St. Mary Land & Exploration Company, the Partnership Board awarded 63,008 phantom units with distribution equivalency rights under the Partnership LTIP to certain key employees of Abraxas.  The phantom units and associated distribution equivalency rights vest over four years and their value is based on the market price of the Partnership’s common units, the Partnership’s quarterly cash distributions and the percentage increase in the Partnership’s cash distributions over time. For each quarter that unvested phantom units are outstanding, distribution equivalency rights entitle the holder of phantom units to receive additional phantom units equal to the cash distribution per unit made by the Partnership to the common unitholders divided by the market price of the Partnership’s common units on the date of the distribution multiplied by the holder’s cumulative number of unvested phantom units. On each vesting date, a holder of phantom units is entitled to receive a cash payment equal to the product of: (1) the number of vested phantom units awarded to such participant (including phantom units awarded pursuant to distribution equivalency rights), (2) the market price of the Partnership’s common units on the vesting date and (3) a performance milestone multiplier that is based on the percentage increase in the Partnership’s cash distribution per unit as of the most recent quarterly distribution on the first vesting date compared to the most recent quarterly distribution on the phantom unit grant date. After the first vesting date, the percentage increase in the Partnership’s cash distribution per unit is based on the most recent quarterly distribution on a particular vesting date compared to the most recent quarterly distribution on the prior vesting date. The performance milestone multiplier is determined as follows:

Percentage Increase in Cash Distribution	Performance Milestone Multiplier
0 to 4.99%	0
5.00%	1.0
5.01% to 14.99%	1.0 plus 0.1 for each whole percentage point over 5.00%
15.00% and above	2.0

In making the awards of phantom units, the Partnership Board established a basket of phantom unit awards for acquisitions. After the closing of a significant acquisition (or a group of smaller acquisitions), the Partnership Board will determine what amount of phantom units, if any, to award to the Partnership’s executive officers and our executive officers and key employees based on their subjective determination of the contributions by each such officer or key employee to the acquisition.   For the first vesting period, the maximum performance milestone of 2.0 was achieved and on February 16, 2009, a total of $266,508 was paid to the phantom unit award recipients based on an implied market price of $7.67 per unit.  The implied market price was calculated based on the closing market price of a peer group of E&P MLPs divided by that entity’s most recently paid or declared quarterly distribution times four.  The trading yields were averaged and a 10% premium was applied to compensate for the Partnership being a private entity, and the resultant yield was applied to the Partnership’s most recently paid or declared distribution times four.

On January 2, 2009, the Partnership Board awarded 52,000 restricted units to employees of Abraxas and directors of the General Partner.  In conjunction with and subject to the consummation of the initial public offering of the Partnership, the Partnership Board approved the grant of 248,950 unit options to certain key employees of Abraxas.

The awards to the named executive officers of Abraxas were as follows:

Name	Phantom Units	Restricted Units	Unit Options
Robert L.G. Watson	9,991	6,000	63,000
Chris E. Williford	5,693	2,500	15,750
Lee T. Billingsley	5,693	2,500	15,750
William H. Wallace	5,693	2,500	15,750
Stephen T. Wendel	5,693	2,500	15,750

The remaining 30,245 phantom units, 36,000 restricted units and 122,950 unit options were awarded to certain key employees of Abraxas and directors of the General Partner.  In making the awards of unit options and restricted units, the Partnership Board reviewed similar awards made by a group of upstream master limited partnerships and further reviewed the components of those awards with respect to the percentage of restricted units compared to the percentage of unit options awarded.  The group of master limited partnerships reviewed consisted of Breitburn Energy Partners L.P., EV Energy Partners, L.P., Atlas Energy Resources, LLC, Constellation Energy Partners LLC, Legacy Reserves LP, Linn Energy, LLC, and Vanguard Natural Resources, LLC.

As a result of this review, the Partnership Board determined that of the comparable partnerships that granted awards at the time of their initial public offerings, an average of 25% of the awards available under their respective long-term incentive plans were granted and that approximately 16% of those awards were in the form of restricted units and the remainder were granted as unit options.  Several of the comparable partnerships did not grant awards at the time of their initial public offerings.  In connection with and subject to the Partnership’s initial public offering and on January 2, 2009 with respect to the restricted unit awards, the Partnership Board granted 300,950 units to directors of the General Partner and certain key employees of Abraxas, which equate to 26% of the available awards under the Partnership LTP, with 17% being in the form of restricted units and the remainder, unit options.

Employment Contracts, Change-In-Control Arrangements and Certain Other Matters.  We provide the opportunity for our executive officers to be protected under the severance and change in control provisions contained in their employment agreements.  We believe that these provisions help us to attract and retain an appropriate caliber of talent for these positions.  Our severance and change in control provisions for the executive officers are summarized in “Employment Agreements and Potential Payments Upon Termination or Change in Control” below.  Based upon the Mercer Energy Survey, we believe that our severance and change in control provisions are consistent with the programs and levels of severance and post employment compensation of other companies in our peer group and believe that these arrangements are reasonable.

Other Employee Benefits.  Abraxas’ executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and long-term disability insurance, in each case on the same basis as other employees.  In addition to employee group life insurance, Abraxas has a key-man life insurance policy on Mr. Watson.  Abraxas’ executive officers are also eligible to participate in our 401(k) plan on the same basis as other employees.  Abraxas’ Board of Directors, at its sole discretion, may authorize Abraxas to match (in part or in whole) the contributions of each employee to the 401(k) plan during a given year; Abraxas contributions may be in the form of cash, shares of common stock or a combination thereof.  In addition, Abraxas’ Board of Directors has recently declared a cap on the amount (or percentage) of Abraxas common stock that each employee can own in their individual 401(k) account.  The maximum percentage has been set at 20% and each employee is given two years to reduce their ownership of Abraxas common stock in their 401(k) account in the event such employee is over the recently imposed 20% limit.

2009 Compensation Decisions

Base Salaries.  Base salaries for 2009 did not increase or decrease from 2008 for our named executive officers.  We believe this reflects current practices in the industry as supported by the Mercer Energy Survey.

Annual Bonuses.  At the beginning of 2009, the calculated NAV per share was $1.52, utilizing commodity prices as of December 31, 2008.

Long-Term Equity Incentives.  On January 2, 2009, the Partnership Board awarded 52,000 restricted units to employees of Abraxas and directors of the General Partner.  The restricted units vest over four years with 25% vesting on each anniversary date of the award.  On March 17, 2009, Abraxas’ Board of Directors awarded 600,400 options to employees of Abraxas, of which 325,000 were awarded to the named executive officers.

Impact of Regulatory Requirements

Deductibility of Executive Compensation.  In 1993, the federal tax laws were amended to limit the deduction a publicly-held company is allowed for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1.0 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to constitute performance-based compensation for purposes of the tax law, stockholders must approve the performance measures. Since Abraxas does not anticipate that the compensation for any executive officer will exceed the $1.0 million threshold in the near term, stockholder approval necessary to maintain the tax deductibility of compensation at or above that level is not being requested. We will reconsider this matter if compensation levels approach this threshold, in light of the tax laws then in effect.  We will consider ways to maximize the deductibility of executive compensation, while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.
Nonqualified Deferred Compensation.  On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. We believe we are in compliance with the statutory provisions which were effective January 1, 2005 and the regulations which became effective on January 1, 2009.

Accounting for Stock-Based Compensation.  Beginning on October 1, 2005, we began accounting for stock-based compensation in accordance with the requirements of FASB Statement 123(R) for all of our equity-based compensation plans.  See note 8 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on February 24, 2009 for a discussion of all assumptions made in the calculation of this amount.

Policy on Recovery of Compensation.  Our CEO and CFO are required to repay certain bonuses and equity-based compensation they receive if we are required to restate our financial statements as a result of misconduct as required by Section 304 of the Sarbanes-Oxley Act of 2002.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Abraxas has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted by the members of the Compensation Committee.

Ralph F. Cox, Chairman

Harold D. Carter

Dennis E. Logue

SUMMARY COMPENSATION TABLE

The following table sets forth a summary of compensation paid to each of its named executive officers for the last three fiscal years.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6)	Total ($) (7)
Robert L.G. Watson President, Chief Executive Officer and Chairman of the Board	2008	348,250	13,462	50,893	119,273	—	10,250	542,128
	2007	339,750	13,192	4,299	103,366	240,100	10,250	710,957
	2006	326,000	12,692	—	101,688	—	10,000	450,380
Chris E. Williford Executive Vice President, Chief Financial Officer and Treasurer	2008	212,750	8,231	26,453	104,784	—	7,245	359,463
	2007	207,000	8,038	1,574	98,383	146,300	7,245	468,540
	2006	199,000	7,731	—	98,456	—	8,254	313,441
Lee T. Billingsley Vice President — Exploration	2008	198,000	7,654	26,846	57,293	—	10,250	300,043
	2007	193,250	7,500	1,709	51,248	136,500	10,250	400,457
	2006	186,250	7,231	—	48,950	—	10,000	252,431
William H. Wallace Vice President — Operations	2008	198,000	7,654	39,894	58,598	—	10,250	314,396
	2007	193,250	7,500	6,197	51,697	136,500	10,250	405,394
	2006	186,250	7,231	—	48,950	—	6,519	248,950
Stephen T. Wendel Vice President – Land & Marketing	2008	161,000	6,231	26,482	56,628	—	7,750	258,091
	2007	156,500	6,077	1,584	50,648	110,600	7,750	333,159
	2006	150,750	33,846	—	48,919	—	6,784	240,299
__________________

(1)	The amounts in this column include any contributions made by the named executive officer to his 401(k) plan account.

(2)	The amounts in this column reflect a discretionary holiday bonus and, in the case of Mr. Wendel in 2006, also include a one-time discretionary bonus due to a change in his annual bonus plan.

(3)
The amounts in this column reflect the recognized value of stock awards granted to the named executive officer calculated in accordance with SFAS 123R for the year ended December 31, 2008, which include stock awards granted in prior years to the extent they were not fully-vested by January 1, 2008 and amounts relating to the recognized value of phantom units granted under the Partnership LTIP.  See note 8 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on February 24, 2009 for a discussion of all assumptions made in the calculation of this amount.  The following table sets forth the amounts attributable to each named executive officer for equity awards under the 2005 Employee Plan and the Partnership LTIP in 2008.

Name	Plan	Stock Award ($)
Robert L.G. Watson	2005 Employee Plan Partnership LTIP	12,500 38,393
Chris E. Williford	2005 Employee Plan Partnership LTIP	4,576 21,877
Lee T. Billingsley	2005 Employee Plan Partnership LTIP	4,969 21,877
William H. Wallace	2005 Employee Plan Partnership LTIP	18,017 21,877
Stephen T. Wendel	2005 Employee Plan Partnership LTIP	4,605 21,877

(4)
The amounts in this column reflect the recognized value of options granted to the named executive officer, calculated in accordance with SFAS 123R for the year ended December 31, 2008, which include options granted in prior years to the extent they were not fully-vested by January 1, 2008.  See note 8 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on February 24, 2009 for a discussion of all assumptions made in the calculation of this amount.

(5)	The amounts in this column represent cash bonuses earned under the annual bonus plan.

(6)	The amounts in this column represent contributions by Abraxas to the named executive officers 401(k) plan account.

(7)	The dollar value in this column for each named executive officer represents the sum of all compensation reflected in the previous columns.

GRANTS OF PLAN-BASED AWARDS

The following table provides information with regard to grants of non-equity incentive compensation and all other stock awards to our named executive officers. Abraxas did not grant any option awards in 2008; therefore, these columns have been omitted from the following table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)
		Threshold ($)	Target ($)	Maximum ($)		Grant Date Fair Value of Stock and Option Awards ($) (4)
Robert L.G. Watson	n/a (1)	—	240,100	245,000	—	—
	01/31/2008 (2)	—	—	—	9,991	38,393
	09/10/2008 (3)	—	—	—	3,469	8,638
Chris E. Williford	n/a (1)	—	146,300	149,800	—	—
	01/31/2008 (2)	—	—	—	5,693	21,877
	09/10/2008 (3)	—	—	—	1,270	3,162
Lee T. Billingsley	n/a (1)	—	136,500	139,300	—	—
	01/31/2008 (2)	—	—	—	5,693	21,877
	09/10/2008 (3)	—	—	—	1,379	3,434
William H. Wallace	n/a (1)	—	136,500	139,300	—	—
	01/31/2008 (2)	—	—	—	5,693	21,877
	09/10/2008 (3)	—	—	—	5,000	12,450
Stephen T. Wendel	n/a (1)	—	110,600	113,400	—	—
	01/31/2008 (2)	—	—	—	5,693	21,877
	09/10/2008 (3)	—	—	—	1,278	3,182

__________________

(1)
Awards potentially payable under our annual bonus plan.  The annual bonus plan does not provide for a threshold level as the bonuses under the plan can range from 0 to the maximum, which equals 70% of each named executive officers base salary.  The target amount was not determinable on the date of grant; therefore, the amount set forth in the target column reflects the amount each named executive officer earned under the plan in 2007, which was the most recent year in which bonuses under this plan were earned, as a representative amount.  Please see the discussion under “Compensation Discussion and Analysis – Elements of Executive Compensation – Annual Bonuses” for more information.  During 2007, our named executive officers earned $770,000 in bonuses under the annual bonus plan.   Please refer to column 5 of the Summary Compensation Table.

(2)	Phantom units granted by the Partnership on January 31, 2008 under the Partnership LTIP.

(3)	Restricted shares of Abraxas common stock issued on September 10, 2008 under the 2005 Employee Plan.

(4)
The amounts in this column reflect the recognized value of stock awards granted in 2008 to the named executive officer calculated in accordance with SFAS 123R for the year ended December 31, 2008.  See note 8 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on February 24, 2009 for a discussion of all assumptions made in the calculation of this amount.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The table below contains information concerning outstanding equity awards at December 31, 2008 for our named executive officers.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable) (1)	Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (3)	Market Value of Shares of Stock That Have Not Vested ($) (4)
Robert L.G. Watson	60,000		0.66	05/26/2010
	60,000		1.38	05/26/2010
	30,000		0.66	03/23/2011
	30,000		4.83	03/23/2011
	6,856		0.66	09/17/2011
	6,857		2.21	09/17/2011
	90,000		0.65	11/22/2012
	75,000	25,000	4.59	09/13/2015
	10,406	31,218	3.60	08/28/2017
					13,875	9,990
Chris E. Williford	40,000		0.66	05/26/2010
	20,000		0.66	03/23/2011
	43,000		0.65	11/22/2012
	75,000	25,000	4.59	09/13/2015
	3,809	11,424	3.60	08/28/2017
					5,078	3,656
Lee T. Billingsley	30,000		0.66	11/18/2009
	15,000		0.66	03/23/2011
	22,000		0.65	11/22/2012
	15,000		0.68	04/24/2013
	37,500	12,500	4.59	09/13/2015
	4,136	12,407	3.60	08/28/2017
					5,514	3,970
William H. Wallace	30,000		0.66	11/18/2009
	15,000		0.66	03/23/2011
	22,000		0.65	11/22/2012
	15,000		0.68	04/24/2013
	37,500	12,500	4.59	09/13/2015
	4,730	14,190	3.60	08/28/2017
					20,000	14,400
Stephen T. Wendel	15,000		0.66	11/18/2009
	10,000		0.66	03/23/2011
	17,000		0.65	11/22/2012
	37,500	12,500	4.59	09/13/2015
	3,833	11,497	3.60	08/28/2017
					5,110	3,679
__________________

(1)	Options vest in twenty-five percent (25%) increments each year for four (4) years on the anniversary of the grant date.

(2)
On December 6, 2002, the Board of Directors approved a plan pursuant to which the price of each outstanding stock option granted to employees of Abraxas with an exercise price greater than $0.66 per share was reduced to $0.66 per share.  However, only one-half of Mr. Watson’s options were repriced at $0.66. The repricing was approved in connection with Abraxas’ financial restructuring which was consummated in January 2003.  As part of the negotiations that Abraxas had undertaken with the beneficial holder of the largest block of Abraxas’ then outstanding second lien notes, the holder conditioned its participation in the exchange offer for the second lien notes on the repricing. Because the Board believed that the financial restructuring, including the exchange offer, represented the best alternative available to Abraxas to reduce its long term indebtedness and to increase its liquidity, the Board approved the repricing. The effectiveness of the repricing was conditioned upon the consummation of the financial restructuring which occurred on January 23, 2003.

(3)
In general, stock awards vest in twenty-five percent (25%) increments each year for four (4) years on the anniversary of the grant date.  As each increment vests, a new award equal to the most recently vested portion is granted and vests on the 4th anniversary after the grant date.

(4)
The market value was calculated from the closing price of Abraxas’ common stock on December 31, 2008 of $0.72 per share multiplied by the number of shares of stock that had not vested as of December 31, 2008.

OPTION EXERCISES AND STOCK VESTED

The table below contains information concerning exercises of stock options and other stock awards by our named executive officers during the fiscal year ended December 31, 2008.

	OPTION AWARDS
Name	Number of Shares Acquired on Exercise		Value Realized on Exercise ($)
Robert L.G. Watson	20,000		65,200	(3)
Chris E. Williford	20,000	(1)	58,600	(4)
Lee T. Billingsley	33,000		90,420	(5)
William H. Wallace	6,500	(2)	17,225	(6)
Stephen T. Wendel	10,000		18,200	(7)
__________________

(1)	Of this amount, 3,677 shares were utilized as payment of the exercise price.

(2)	Of this amount, 1,315 shares were utilized as payment of the exercise price.

(3)	These options were exercised on July 24, 2008 with an exercise price of $0.66 and the closing price of Abraxas’ common stock on even date was $3.92, for a realized value of $3.26 per share.

(4)	These options were exercised on July 28, 2008 with an exercise price of $0.66 and the closing price of Abraxas’ common stock on that date was $3.59, for a realized value of $2.93 per share.

(5)	These options were exercised on April 4, 2008 with an exercise price of $0.66 and the closing price of Abraxas’ common stock on that date was $3.40, for a realized value of $2.74 per share.

(6)	These options were exercised on August 25, 2008 with an exercise price of $0.66 and the closing price of Abraxas’ common stock on that date was $3.31, for a realized value of $2.65 per share.

(7)	These options were exercised on September 9, 2008 with an exercise price of $0.66 and the closing price of Abraxas’ common stock on that date was $2.48, for a realized value of $1.82 per share.

Pension Benefits

Abraxas does not sponsor any pension benefit plans and none of the named executive officer’s contribute to such a plan.

Non-Qualified Deferred Compensation

Abraxas does not sponsor any non-qualified defined compensation plans or other non-qualified deferred compensation plans and none of the named executive officer’s contributes to any such plans.

Stock Ownership Guidelines

Abraxas’ Board has recently established stock ownership guidelines to strengthen the alignment of director and executive officer interests with those of stockholders.   As of December 31, 2008, we had six non-employee directors and six executive officers subject to stock ownership guidelines.  Under the guidelines below, each director and officer is precluded from selling any shares of common stock of Abraxas or common units of the Partnership until the director or officer satisfies the ownership guidelines set forth in the following table.  The stock ownership guidelines may be satisfied by owning common shares of Abraxas and/or common units of the Partnership.  Satisfaction of the ownership guidelines will fluctuate with the market value of the underlying common shares of Abraxas and/or common units of the Partnership.

Position	Stock Ownership Guidelines
Chief Executive Officer	5x annual base salary

All other Executive Officers	3x annual base salary

Non-employee Directors	3x all fees received during the prior 12-month period, including the value of common shares awarded in lieu of cash payments at the time of issuance

Abraxas’ Board has discretion to review special situations; however, non-compliance without board approval can result in the loss of future bonuses and discretionary stock-based compensation.  As of December 31, 2008, the market value of common shares of Abraxas was $0.72 per share and the market value of common units of the Partnership was $7.23 for common unit.  As an example, Mr. Watson, our chief executive officer, would be required to own 2,418,403 common shares of Abraxas or 240,837 common units of the Partnership, or a combination thereof, to meet the stock ownership guidelines.  As of December 31, 2008, three directors had satisfied the minimum stock ownership guidelines.

Employment Agreements and Potential Payments Upon Termination or Change in Control

Abraxas has entered into employment agreements with each of our named executive officers pursuant to which each will receive compensation as determined from time to time by the Board in its sole discretion.  Abraxas has also established the Abraxas Petroleum Corporation Severance Plan, effective as of December 31, 2008, for all employees that are not subject to an employment agreement.  This plan provides severance benefits in the event of a change of control and for certain other changes in conditions of employment.  The affected employees would be entitled to receive one month of base salary for each year of service with Abraxas Petroleum, up to a maximum of 12 months.

The employment agreements for Messrs. Watson and Williford are scheduled to terminate on December 21, 2009, and are automatically extended for additional one-year terms unless Abraxas gives 120 days notice of its intention not to renew the employment agreement.  The employment agreements for Messrs. Wallace and Wendel and Dr. Billingsley are scheduled to terminate on December 31, 2009, and are automatically extended for an additional year if by December 1 neither Abraxas nor Messrs. Wallace, Wendel, or Dr. Billingsley, as the case may be, has given notice to the contrary.

The employment agreements contain the following defined terms:

“Cause” means termination upon

(i)           the continued failure by the officer to substantially perform his duties with Abraxas (other than any such failure resulting from his incapacity due to physical or mental illness or any such actual or anticipated failure resulting from termination by him for Good Reason) after a written demand for substantial performance is delivered to the officer by the Board, which demand specifically identifies the manner in which the Board believes that he has not substantially performed his duties, or

(ii)           the engaging by the officer in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. The officer shall not be deemed to have been terminated for Cause unless and until the officer has been delivered a copy of a resolution duly adopted by the affirmative vote (which cannot be delegated) of not less than a majority of the members of the Board who are not officers of the Company at a meeting of the Board called and held for such purposes (after reasonable notice to the officer and an opportunity for the officer, together with the officer’s counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the officer was guilty of conduct set forth above in clauses (i) or (ii) above and specifying the particulars thereof in detail.

“Change in Control” means the occurrence of

(i)           any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), except that a person shall be deemed to be the “beneficial owner” of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty day period referred to in such Rule), directly or indirectly, of securities representing 20% or more of the combined voting power of the Company's then outstanding securities,

(ii)           any person or group making a tender offer or an exchange offer for 20% or more of the combined voting power of the Company's then outstanding securities,

(iii)           at any time during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Company directors then still in office who either were the Company directors at the beginning of the period or whose election or nomination for election was previously so approved (“Current Directors”), ceasing for any reason to constitute a majority thereof,

(iv)           the Company consolidating, merging or exchanging securities with any other entity and the stockholders of the Company immediately before the effective time of such transaction not beneficially owning, immediately after the effective time of such transaction, shares entitling such stockholders to a majority of all votes (without consideration of the rights of any class of stock entitled to elect directors by a separate class vote) to which all stockholders of the corporation issuing cash or securities in the consolidation, merger or share exchange would be entitled for the purpose of electing directors or where the Current Directors immediately after the effective time of the consolidation, merger or share exchange not constituting a majority of the Board of Directors of the corporation issuing cash or securities in the consolidation, merger or share exchange, or

(v)           any person or group acquiring 50% or more of the Company's assets.

“Disability” means the incapacity of the officer due to physical or mental illness which causes the officer to have been absent from the full-time performance of his duties with the Company for six consecutive months, and within 30 days after the Company gives the officer written notice of termination, the officer has not returned to the full-time performance of his duties.

“Good Reason” means, without the officer’s express written consent, any of the following:

(i)           a material adverse alteration in the nature or status of his position, duties or responsibilities,

(ii)           a reduction in his current annual base salary,

(iii)           a change in the principal place of his employment to a location more than twenty-five (25) miles from the Company’s current principal place of employment, excluding required travel on the Company's business to an extent substantially consistent with the officer’s present business travel obligations,

(iv)           the failure by the Company, without his consent, to pay to him any portion of his current compensation, or to pay to him any portion of any deferred compensation, within ten (10) days of the date any such compensation payment is due,

         (v)           the failure by the Company to continue in effect any compensation plan in which he participates, or any substitute plans or the failure by the Company to continue his participation therein on the same basis, both in terms of the amount of benefits provided and the level of his participation relative to other participants, as existing,

(vi)           the failure by the Company to continue to provide him with benefits at least as favorable to those enjoyed by him under any of the Company's pension, life insurance, medical, health and accident, disability, deferred compensation or savings plans in which he is currently participating, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the officer of any material fringe benefit enjoyed by him, or the failure by the Company to provide him with the number of paid vacation days to which he is entitled on the basis of the Company's practice with respect to him,

(vii)           the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform his employment agreement, or

(viii)           any purported termination of his employment which is not effected pursuant to the employment agreement’s termination provisions.

“Retirement” means termination in accordance with the Company's retirement policy, generally applicable to its salaried employees or in accordance with any retirement arrangement established with the officer’s consent with respect to himself.

If, during the term of the employment agreement for each named executive officer or any extension thereof, an officer’s employment is terminated other than for Cause or Disability, by reason of the officer’s death or Retirement, or by such officer for Good Reason, then such officer will be entitled to receive the following:

Watson and Williford: a lump sum payment equal to the greater of (a) his annual base salary for the last full year during which he was employed by Abraxas or (b) his annual base salary for the remainder of the term of his employment agreement.

Wallace, Wendel and Billingsley: no provisions for termination of employment because at all times during the term of each officer’s employment agreements, such officer’s employment is at will and may be terminated by Abraxas for any reason with notice or cause.  If, during the term of the employment agreement for each of Messrs. Wallace and Wendel or Dr. Billingsley or any extension thereof, a change in control occurs, then such officer will be entitled to an automatic extension of the term of the officer’s employment agreement for a period of 36 months beyond the term in effect immediately before the change in control.

If, following a change in control, an officer’s employment is terminated other than for Cause or Disability, by reason of the officer’s death or Retirement or by such officer for Good Reason, then such terminated officer will be entitled to the following:

Watson and Williford:  a lump sum payment equal to 2.99 times his annual base salary.

Wallace, Wendel and Billingsley:  a lump sum payment equal to three times his annual base salary.

If any lump sum payment to a named executive officer would individually or together with any other amounts paid or payable constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and applicable regulations thereunder, the amounts to be paid will be increased so that each named executive officer, as the case may be, will be entitled to receive the amount of compensation provided in his contract after payment of the tax imposed by Section 280G.

In addition, unvested options that have been awarded to our named executive officers will vest upon any change in control.  As of December 31, 2008, 168,236 options were unvested, none of which were “in-the-money” as of December 31, 2008.

The table below contains information concerning termination and change in control payments to each of our named executive officers as if the event occurred on December 31, 2008.

Termination and Change in Control Payments Table

Name	Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($) (1)	After Change in Control Termination w/o Cause or for Good Reason ($) (2)	Voluntary Termination ($)	Death / Disability ($)	Change in Control ($) (3)
Robert L.G. Watson	Severance pay	350,000	1,046,500	—	—	—
Chris E. Williford	Severance pay	214,000	639,860	—	—	—
Lee T. Billingsley	Severance pay	—	597,000	—	—	597,000
William H. Wallace	Severance pay	—	597,000	—	—	597,000
Stephen T. Wendel	Severance pay	—	486,000	—	—	486,000
__________________

(1)	These amounts reflect a lump sum payment equal to the officer’s annual base salary as of December 31, 2008.

(2)	These amounts reflect a lump sum payment equal to 2.99x (Watson and Williford) and 3.0x (Billingsley, Wallace and Wendel) the named executive officer’s annual base salary as of December 31, 2008.

(3)
These amounts reflect a 36-month extension of each officer’s respective employment agreement based on the named executive officer’s annual base salary on December 31, 2008 and would be paid over the 36-month extension period.

Compensation of Directors

All compensation paid to directors is limited to non-employee directors.  We use a combination of cash and stock-based incentive compensation to attract and retain qualified individuals to serve on the Board.

Compensation.  Abraxas pays each director an annual retainer fee of $12,000 in four quarterly payments.  Each quarterly payment is paid in shares of restricted stock pursuant to the 2005 Director Plan.  The number of shares issued to each non-employee director is calculated each quarter by dividing one-quarter of the then-established annual retainer fee by the closing price of our common stock on the date of each quarterly board meeting.  Fractional shares are not issued; therefore, any shortfall of the then-established annual retainer fee will be paid in cash after the last quarterly board meeting of each year.  Any non-employee director who leaves the Board during the calendar year is not eligible for any restricted stock awards after leaving the Board.  In addition, Abraxas pays each director $1,500 for each board meeting attended and $1,000 for each committee meeting attended.  The chairman of the audit committee receives an additional annual fee of $3,000 and the chairmen of the compensation and governance and nominating committees each receive an additional annual fee of $1,500.

Stock Options.  Abraxas has awarded each director a total of 155,000 options, which includes options awarded on March 17, 2009, with exercise prices equal to the prevailing market prices at the time of issuance, ranging from $0.68 to $4.59 per share.  In addition, each year at the first regular board meeting following the annual meeting, Abraxas awards each director 10,000 options, in accordance with the terms of the 2005 Director Plan.  The amended 2005 Directors Plan reserves 900,000 shares of Abraxas common stock, subject to adjustment following certain events, such as stock splits.  The maximum annual award for any one director is 60,000 shares plus the number of restricted shares awarded pursuant to the retainer payment described above.  The exercise price of all options awarded are no less than 100% of the fair market value on the date of the award while the option terms and vesting schedules are at the discretion of the Compensation Committee.  The following is a description of the material terms of the 2005 Director Plan.

Unless otherwise provided in the applicable award agreement or any severance agreement, vested awards granted under the 2005 Directors Plan shall expire, terminate, or otherwise be forfeited as follows:

•	three months after the date the Company delivers a notice of termination of a Participant's Active Status, other than in circumstances covered by the following three circumstances:

▪	immediately upon termination for misconduct;

▪	12 months after the date of death; and

▪	36 months after the date on which the director ceased performing services as a result of retirement.

The following table sets forth a summary of compensation for the fiscal year ended December 31, 2008 that Abraxas paid to each director.  Abraxas does not sponsor a pension benefits plan, a non-qualified deferred compensation plan or a non-equity incentive plan for our directors; therefore, these columns have been omitted from the following table.  Except for reimbursement of travel expenses to attend board and committee meetings, no other or additional compensation for services were paid to any of the directors.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Total ($) (4)
C. Scott Bartlett, Jr.	28,882	11,993	25,280	66,155
Franklin A. Burke	23,007	11,993	25,280	60,280
Harold D. Carter	17,007	11,993	25,280	54,280
Ralph F. Cox (5)	25,632	11,993	25,280	62,905
Barry J. Galt (6)	8,500	8,994	25,280	42,774
Dennis E. Logue	15,882	11,993	25,280	53,155
Paul A. Powell, Jr.	22,007	11,993	68,302	102,302

_________________

(1)	This column represents the amounts paid in cash to each director.

(2)
This column represents the dollar value of stock awarded to each director for his annual retainer fee.  During 2008, each director, except Mr. Galt, was awarded a total of 4,692 vested shares of Abraxas common stock.  The quarterly awards were 867 shares on March 11, 2008, 666 shares on May 21, 2008, 970 shares on September 4, 2008 and 2,189 shares on November 12, 2008 and the closing price of our common stock on those dates was $3.46, $4.50, $3.09 and $1.37 per share, respectively.

(3)
The amounts in this column reflect the recognized value of options granted to each director, calculated in accordance with SFAS 123R for the year ended December 31, 2008, which include options granted in prior years to the extent they were not fully-vested by January 1, 2008.  The grant date fair value of all options awarded during 2008, calculated in accordance with SFAS 123R, was $176,960.  See note 8 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on February 24, 2009 for a discussion of all assumptions made in the calculation of this amount.

(4)	The dollar value in this column for each director represents the sum of all compensation reflected in the previous columns.

(5)	Included in fees earned by Mr. Cox is $6,750 paid in cash for serving as a director on the Partnership Board during 2008.

(6)	Mr. Galt passed away on August 22, 2008.

The table below contains information concerning outstanding option awards at December 31, 2008 for each of the directors.  None of the named directors had outstanding stock awards at December 31, 2008.

Outstanding Equity Awards at Fiscal-Year End Table

Name	Option Awards
C. Scott Bartlett, Jr.	90,000
Franklin A. Burke	102,000
Harold D. Carter	102,000
Ralph F. Cox	115,000
Barry J. Galt (1)	115,000
Dennis E. Logue	108,000
Paul A. Powell, Jr.	102,000
__________________

(1)	Mr. Galt passed away on August 22, 2008.

2009 Compensation Decisions

Long-Term Equity Incentives.  On January 2, 2009, Mr. Cox was granted 4,000 restricted units for his serving as a director on the Partnership Board and on March 17, 2009, Abraxas’ Board of Directors awarded 50,000 options to each non-employee director of Abraxas for a total award of 300,000 options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

On February 21, 2007, our Board of Directors adopted a formal written related person transaction approval policy, which sets out Abraxas’ policies and procedures for the review, approval, or ratification of “related person transactions.”  For these purposes, a “related person” is a director, nominee for director, executive officer, or holder of more than 5% of our common stock, or any immediate family member of any of the foregoing. This policy applies to any financial transaction, arrangement or relationship or any series of similar financial transactions, arrangements or relationships in which Abraxas is a participant and in which a related person has a direct or indirect interest, other than the following:

•	payment of compensation by Abraxas to a related person for the related person’s service in the capacity or capacities that give rise to the person’s status as a “related person;”

•	transactions available to all employees or all stockholders on the same terms;

•
purchases of supplies from Abraxas in the ordinary course of business at the same price and on the same terms as offered to our other customers, regardless of whether the transactions are required to be reported in Abraxas’ filings with the SEC; and

•	transactions which when aggregated with the amount of all other transactions between the related person and Abraxas involve less than $10,000 in a fiscal year.

Our Audit Committee is required to approve any related person transaction subject to this policy before commencement of the related person transaction, provided that if the related person transaction is identified after it commences, it shall be brought to the Audit Committee for ratification, amendment or rescission. The chairman of our Audit Committee has the authority to approve or take other actions in respect of any related person transaction that arises, or first becomes known, between meetings of the Audit Committee, provided that any action by the chairman must be reported to our Audit Committee at its next regularly scheduled meeting.

Our Audit Committee will analyze the following factors, in addition to any other factors the members of the Audit Committee deem appropriate, in determining whether to approve a related person transaction:

•	whether the terms are fair to Abraxas;

•	whether the transaction is material to Abraxas;

•	the role the related person has played in arranging the related person transaction;

•	the structure of the related person transaction; and

•	the interest of all related persons in the related person transaction.

Transactions in 2008

Abraxas did not have any related party transactions in 2008.

Our Audit Committee may, in its sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon Abraxas and the related person following certain procedures designated by the Audit Committee.

TRANSACTIONS WITH ABRAXAS ENERGY PARTNERS, L.P.

Two of our wholly-owned subsidiaries, Abraxas Investments, LLC, which we refer to as Abraxas Investments, and the General Partner own interests in the Partnership.  Abraxas Investments owns 5,131,959 common units of the Partnership and the General Partner owns 227,232 general partner units in the Partnership. The following sections describe the distributions and payments that the Partnership made to Abraxas in 2008 and summarizes the terms under which Abraxas provides certain services to the Partnership and acts as operator of certain of the Partnership’s producing properties.  None of these transactions are “related party transactions” as defined by Item 404 of Regulation S-K promulgated by the SEC; however, Abraxas has elected to provide a summary of these transactions to its stockholders.

Distributions and Payments to Abraxas Investments and the General Partner

The following table summarizes the distributions and payments made by the Partnership in connection with the ongoing operation and liquidation of the Partnership.

Distributions of available cash to Abraxas Investments and the General Partner
The Partnership generally distributes 98% of its available cash to all of its unitholders, including Abraxas Investments (as the holder of 5,131,959 common units) and 2% of its available cash to the General Partner.  During 2008, Abraxas Investments received distributions of approximately $8.5 million on its common units and the General Partner received distributions of approximately $376,000 on its 2% general partner interest.

Payments to Abraxas Investments and the General Partner
The partnership agreement requires the Partnership to reimburse the General Partner for all actual direct and indirect expenses it incurs or actual payments it makes on the Partnership’s behalf and all other expenses allocable to the Partnership or otherwise incurred by the General Partner in connection with operating of the Partnership’s business, including expenses allocated to the General Partner by its affiliates.  These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for the Partnership or on the Partnership’s behalf, and expenses allocated to the General Partner by its affiliates.  The Partnership does not expect to incur any additional fees or to make other payments to these entities in connection with operating the Partnership’s business.  The General Partner is entitled to determine in good faith the expenses that are allocable to the Partnership.  The omnibus agreement requires the Partnership to reimburse us for expenses incurred on the Partnership’s behalf and to pay us $2.6 million per year for the first two years following the Partnership’s initial public offering for general and administrative expenses.

Withdrawal or removal of the General Partner
If the General Partner withdraws or is removed, its general partner interest will either be sold to the new general partner for cash or converted into common units, in each case for an amount equal to the fair market value of those interests.

Liquidation
Upon liquidation of the Partnership, the partners, including the General Partner and Abraxas Investments, will be entitled to receive liquidating distributions according to their particular capital account balances.

Contracts with the Partnership

Because the Partnership has no employees, we provide certain services to the Partnership under the terms of an omnibus agreement and operate a number of the Partnership’s producing properties under an operating agreement.  These agreements were not the result of arm’s-length negotiations, and they, or any of the transactions that they provide for, may not be effected on terms at least as favorable to us as could have been obtained from unaffiliated third parties.  The following summaries are qualified in their entirety by the complete versions of the documents, copies of which are available to any stockholder upon written request.

Omnibus Agreement

The omnibus agreement, among other things, governs (i) our obligations to provide certain general and administrative services to the Partnership and its subsidiaries and (ii) our obligations to indemnify the Partnership and Abraxas Operating against certain environmental, tax and other liabilities. In connection with its provision of services, the Partnership is required to reimburse us for all direct and indirect expenses incurred on our behalf and on behalf of our subsidiaries. The Partnership will pay us $2.6 million per year for the first two years following its initial public offering for general and administrative expenses, subject to annual adjustments for inflation and acquisition or other expansion adjustments.  Reimbursements for certain public partnership expenses and insurance coverage expenses incurred by us on the Partnership’s behalf pursuant to the omnibus agreement are not subject to this fee. The fee was determined by reference to our historical general and administrative expenses and our analysis and determination that the properties contributed to the Partnership are predominantly developed and require relatively less management time than undeveloped properties and drilling prospects.

Under the omnibus agreement we will indemnify the Partnership through May 24, 2010 against certain potential environmental claims. Additionally, we will indemnify the Partnership for losses attributable to right of way fees and taxes attributable to pre-closing operations. Our maximum liability for these indemnification obligations will not exceed $5 million and we will not have any obligation under this indemnification until the Partnership’s aggregate losses exceed $500,000. We will have no indemnification obligations with respect to environmental claims made as a result of additions to or modifications of environmental laws promulgated after May 25, 2007. The Partnership has agreed to indemnify us against environmental liabilities related to their assets to the extent we are not required to indemnify the Partnership. The Partnership will also indemnify us for all losses and liabilities arising on or after May 25, 2007 and attributable to operations of the assets contributed by us, to the extent not subject to our indemnification obligations under the omnibus agreement, including plugging and abandonment costs.

Operating Agreement

On May 25, 2007, Abraxas Operating entered into an operating agreement with us. Pursuant to the operating agreement, we will act as operator of Abraxas Operating’s properties, if their working interest entitles them to control the appointment of the operator. In addition, we will continue as operator of their properties that were subject to existing operating agreements, to the extent we were the operator prior to the contribution of properties by us or to the extent we assumed operations from St. Mary Land & Exploration as a result of the acquisition that closed on January 31, 2008. Under these operating agreements, the Partnership will reimburse us for operating expenses incurred on their behalf. Operating expenses are the costs incurred in the operation of producing properties. Expenses for utilities, direct labor, water injection and disposal, production taxes and materials and supplies comprise the most significant portion of the Partnership’s operating expenses. Operating expenses do not include G&A expenses. A majority of their operating cost components are variable and increase or decrease as the level of production increases or decreases. Certain items, however, such as direct labor and materials and supplies, generally remain relatively fixed and do not fluctuate with changes in production volumes, but can fluctuate depending on activities performed during a specific period.

Under the operating agreement, we will establish a joint account for each well in which the Partnership has an interest. The Partnership will be required to pay its working interest share of amounts charged to the joint account. The joint account will be charged with all direct expenses incurred in the operation of the Partnership’s wells. The determination of which direct expenses can be charged to the joint account and the manner of charging direct expenses to the joint account for the Partnership’s wells will be done in accordance with the Council of Petroleum Accountants Societies, or COPAS, model form of accounting procedure.

Under the COPAS model form, direct expenses include the costs of third party services performed on the Partnership’s properties and other equipment used on the Partnership’s properties. In addition, direct expenses will include the allocable share of the cost of our employees who perform services on the Partnership’s properties. The allocation of the cost of our employees who perform services on the Partnership’s properties will be based on time sheets maintained by our employees.

PROPOSAL TWO

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Abraxas Board of Directors has selected BDO Seidman, LLP to serve as the independent registered public accounting firm for Abraxas for the fiscal year ending December 31, 2009.  Although stockholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the stockholders of Abraxas for ratification at the annual meeting.  BDO Seidman, LLP provided audit services to Abraxas for the year ended December 31, 2008.  A representative of BDO Seidman, LLP will be present at the annual meeting, and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

No report of BDO Seidman, LLP on Abraxas’ financial statements for either of Abraxas’ last two fiscal years contained any adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of Abraxas’ financial statements for the last two fiscal years, there were no disagreements with BDO Seidman, LLP on any matters of accounting principles, financial statement disclosure or audit scope and procedures which, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused the firm to make reference to the matter in its report.  During Abraxas’ last two fiscal years, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote on this item at the annual meeting is necessary to ratify the appointment of Abraxas’ independent registered public accounting firm.  The enclosed proxy card provides a means for stockholders to vote for the ratification of the selection of Abraxas’ independent registered public accounting firm, to vote against it or to abstain from voting with respect to it. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the ratification of selection of Abraxas’ independent registered public accounting firm.  Abstentions will have the same legal effect as a vote against the proposal.  Non-votes are not considered present at the meeting for this proposal and will have no effect on the ratification of the appointment of Abraxas’ independent registered public accounting firm.

The Board of Directors recommends a vote “FOR” the ratification of the selection of BDO Seidman, LLP, as Abraxas’ independent registered public accounting firm for the fiscal year ending December 31, 2009.

AUDIT COMMITTEE REPORT

The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of Abraxas’ financial statements, Abraxas’ compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, the performance of Abraxas’ internal audit function and independent audit firm, and risk assessment and risk management.  The Audit Committee manages Abraxas’ relationship with its independent auditors (which report directly to the Audit Committee).  The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from Abraxas for such advice and assistance.

Abraxas’ management is primarily responsible for Abraxas’ internal control and financial reporting process.  Abraxas’ independent auditors, BDO Seidman, LLP, are responsible for performing an independent audit of Abraxas’ consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of Abraxas’ internal control over financial reporting.  The Audit Committee monitors Abraxas’ financial reporting process and reports to the Board on its findings.

In this context, the Audit Committee hereby reports as follows:

1.      The Audit Committee has reviewed and discussed the audited financial statements with Abraxas’ management.

2.      The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

3.      The Audit Committee has received the written disclosures and the letter from the independent auditors required by the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence.

4.      Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in Abraxas’ Annual Report on Form 10-K for the year ended December 31, 2008, and for filing with the Securities and Exchange Commission.

This report is submitted by the members of the Audit Committee.

C. Scott Bartlett, Jr., Chairman
Franklin A. Burke
Paul A. Powell, Jr.

PRINCIPAL AUDITOR FEES AND SERVICES

Audit Fees.  The aggregate fees billed for professional services rendered by BDO Seidman, LLP for the audit of Abraxas’ annual financial statements for the years ended December 31, 2008 and December 31, 2007, for the audit of Abraxas’ internal controls over financial reporting for the years ended December 31, 2008 and December 31, 2007, and the reviews of the condensed financial statements included in Abraxas’ quarterly reports on Form 10-Q for the years ended December 31, 2008 and December 31, 2007, were $622,327 and $476,525, respectively.

Audit-Related Fees.  The aggregate fees billed by BDO Seidman, LLP for assurance and related services that were reasonably related to the performance of the audit or review of Abraxas’ financial statements and are not reported in “audit fees” above, for the years ended December 31, 2008 and December 31, 2007, were $23,350 and $182,844, respectively.  These fees were for services provided by BDO Seidman, LLP related to consulting services associated with determining the appropriate accounting treatment of various transactions.

All Other Fees.  The aggregate fees billed for other services, exclusive of the fees disclosed above relating to financial statement audit services, rendered by BDO Seidman, LLP during the years ended December 31, 2008 and December 31, 2007, were $366,453 and $251,411, respectively.  These fees were for services provided by BDO Seidman, LLP related to the audit of the Partnership’s annual financial statements for the years ended December 31, 2008 and December 31, 2007, and the Partnership’s registration statement.

Consideration of Non-audit Services Provided by the Independent Auditors.  The Audit Committee has considered whether the services provided for non-audit services are compatible with maintaining BDO Seidman, LLP’s independence, and has concluded that the independence of such firm has been maintained.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee’s policy is to pre-approve all audit, audit-related and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent public accountants are required to periodically report to the Audit Committee regarding the extent of services provided by the independent public accountants in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting.

STOCKHOLDER PROPOSALS FOR 2010 ABRAXAS ANNUAL MEETING

Abraxas intends to hold its next annual meeting during the second quarter of 2010, according to its normal schedule.  In order to be included in the proxy material for the 2010 Annual Meeting, Abraxas must receive eligible proposals from stockholders intended to be presented at the annual meeting on or before December 21, 2009, directed to the Abraxas Secretary at the address indicated on the first page of this proxy statement.

According to our Amended and Restated Bylaws, Abraxas must receive timely written notice of any stockholder nominations and proposals to be properly brought before the 2010 Annual Meeting.  To be timely, such notice must be delivered to the Abraxas Secretary at the principal executive offices set forth on the first page of this proxy statement between February 21, 2010 and the close of business on March 21, 2010.  The written notice must set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on Abraxas’ books, and of such beneficial owner, if any, (ii) (a) the class or series and number of Abraxas shares which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of Abraxas shares or with a value derived in whole or in part from the value of any class or series of Abraxas shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of Abraxas capital stock or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of Abraxas shares, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any Abraxas security, (d) any short interest in any Abraxas security (for purposes of this Section 13, a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any rights to dividends on the Abraxas shares owned beneficially by such stockholder that are separated or separable from the underlying Abraxas shares, (f) any proportionate interest in Abraxas shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (g) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of Abraxas shares or Derivative Instruments, if any, as of the date of such notice including, without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, the notice must set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder.

As to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any successor rule) if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant and with respect to each nominee for election or reelection to the Board of Directors, include a completed, dated and signed questionnaire, representation and agreement.

To be eligible to be a nominee for election or reelection as a director of Abraxas, a person must deliver (in accordance with the time periods prescribed above for delivery of notice) to the Secretary at the principal executive offices of Abraxas a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of Abraxas, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to Abraxas or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of Abraxas, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than Abraxas with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of Abraxas, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of Abraxas.  Abraxas may also require any proposed nominee to furnish such other information as may reasonably be required by Abraxas to determine the eligibility of such proposed nominee to serve as an independent director of Abraxas or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

In the event that the 2010 Annual Meeting is more than 30 days from May 21, 2010 (the anniversary of the 2009 Annual Meeting), the dates for submission with the proxy materials and to be properly brought before the 2010 Annual Meeting will change according to Abraxas’ Amended and Restated Bylaws and Regulation 14A under the Exchange Act.  A copy of Abraxas’ Amended and Restated Bylaws setting forth the advance notice provisions and requirements for submission of stockholder nominations and proposals may be obtained from the Abraxas Secretary at the address indicated on the first page of this proxy statement.

OTHER MATTERS

No business other than the matters set forth in this document is expected to come before the meeting, but should any other matters requiring a stockholder’s vote arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of Abraxas.  If a nominee for office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for another person in his place in what they consider the best interests of Abraxas.

Upon the written request of any person whose proxy is solicited hereunder, Abraxas will furnish without charge to such person a copy of its annual report filed with the United States Securities and Exchange Commission on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31, 2008.  Such written request is to be directed to Investor Relations, 18803 Meisner Drive, San Antonio, Texas 78258.

By Order of the Board of Directors

Stephen T. Wendel
SECRETARY

San Antonio, Texas
April 20, 2009

FORM OF PROXY

FRONT

ABRAXAS PETROLEUM CORPORATION
18803 Meisner Drive
San Antonio, Texas 78258

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING ON MAY 21, 2009

The undersigned shareholder of Abraxas Petroleum Corporation, a Nevada corporation, hereby appoints Robert L.G. Watson and Chris E. Williford, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Abraxas common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 21, 2009, and any adjournment thereof, with all powers which the undersigned would possess if personally present.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Abraxas dated April 20, 2009.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

BACK

ANNUAL MEETING OF STOCKHOLDERS OF
ABRAXAS PETROLEUM CORPORATION

MAY 21, 2009

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be held May 21, 2009:
The proxy materials are available at http://abraxaspetroleum.com/proxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [ X ]

	FOR ALL NOMINEES	WITHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)
1. ELECTION OF DIRECTORS.	[ ]	[ ]	[ ]	Nominees: m Franklin A. Burke m Paul A. Powell, Jr.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●
2. PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR ABRAXAS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.
[ ] FOR	[ ] AGAINST			[ ] ABSTAIN
3.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted “FOR” the Election of Directors, and “FOR” the Ratification of Proposal 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
[ ]

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

APPENDIX A

Abraxas Petroleum Corporation
Aera Energy Services Company
AGL Resources
Alliance Pipeline, Inc.
Alliance Pipeline, Inc. - Aux Sable Liquid Products
Ameren Corporation
American Transmission Company
Anadarko Petroleum Corporation
Apache Corporation
Arch Coal, Inc
Aspect Energy, LLC
Aspect Energy, LLC - Aspect Abundant Shale LP
Aspect Energy, LLC - HHE
Associated Electric Cooperative, Inc.
Baker Hughes, Inc.
Baker Hughes, Inc. - Baker Atlas
Baker Hughes, Inc. - Baker Hughes Business Support Services
Baker Hughes, Inc. - Baker Hughes Drilling Fluids
Baker Hughes, Inc. - Baker Hughes Inteq
Baker Hughes, Inc. - Baker Oil Tools
Baker Hughes, Inc. - Baker Petrolite
Baker Hughes, Inc. - Centrilift
Baker Hughes, Inc. - Hughes Christensen
Baker Hughes, Inc. - Production Quest
Basic Energy Services
Black Stone Minerals Company, LLP
Boart Longyear
Brigham Exploration Company
Cameron International
Carrizo Oil & Gas, Inc.
CCS Income Trust - Energy Services
CDX Gas, LLC
CenterPoint Energy
CGGVeritas
Chesapeake Energy Corporation
Chesapeake Energy Corporation - CEMI
Chesapeake Energy Corporation - Chesapeake App
Chesapeake Energy Corporation - Compass
Chesapeake Energy Corporation - Great Plains
Chesapeake Energy Corporation - Hodges
Chesapeake Energy Corporation - Midcon
Chesapeake Energy Corporation - Nomac
Chesapeake Energy Corporation - Yost
Chief Oil & Gas, LLC
CHS Inc. - Energy
Cimarex Energy Company
Cinco Natural Resources Corporation
Citation Oil & Gas Corp.

1

CITGO Petroleum Corporation
Cleco Corporation
COG Operating, LLC
Colonial Group, Inc
Conectiv Energy
Constellation Energy Group, Inc. - Constellation Energy Resources
Core Laboratories
CPS Energy
Crosstex Energy Services
DCP Midstream, LLC
Det Norske Veritas US
Devon Energy
Diamond Offshore Drilling, Inc.
Dominion Resources, Inc.
Dominion Resources, Inc. - Dominion Energy
Dominion Resources, Inc. - Dominion Generation
Dominion Resources, Inc. - Dominion Virginia Power
Dresser-Rand Company
Dresser-Rand Company - Dresser-Rand Product Services
Dresser-Rand Company - Field Operations
Dresser-Rand Company - NAO
Dresser-Rand Company - New Equipment Company
Duke Energy
Duke Energy - Commercial Power
Duke Energy - US Franchised Electric and Gas
Duquesne Light Holdings, Inc.
DynMcDermott Petroleum Operations
E.ON U.S.
Edge Petroleum Corporation
Edison Mission Energy
El Paso Corporation
El Paso Corporation - Exploration and Production
El Paso Corporation - Pipeline Group
Enbridge Energy Partners, LP
EnCana Oil & Gas (USA) Inc.
Energen Corporation - Energen Resources Corporation
Energy Future Holdings - Luminant
Energy Future Holdings Corporation - Oncor
Energy Partners, Ltd.
EnergySouth, Inc. - Bay Gas Storage
EnergySouth, Inc. - EnergySouth Midstream, Inc
EnergySouth, Inc. - Mobile Gas Service, Corporation
Enerplus Resources Fund - Enerplus Resources (USA) Corporation
EnerVest Management Partners, Ltd.
Eni US Operating Company, Inc.
ENSCO International, Inc.
ENSCO International, Inc. - North & South America Business Unit
Ensign United States Drilling, Inc.
Ensign United States Drilling, Inc. - California
Entegra Power Services, LLC
EOG Resources, Inc
Explorer Pipeline Company

2

Exterran
Fasken Oil and Ranch, Ltd.
Forest Oil Corporation
Fortuna Energy Inc.
FX Energy, Inc.
FX Energy, Inc. - FX Drilling Company, Inc.
GE Oil & Gas CONMEC LLC
GE Oil & Gas Operations LLC
Geokinetics
GeoMet, Inc.
Global Industries
Halliburton Company
Hallwood Petroleum, LLC
Helmerich & Payne, Inc.
HighMount E&P
Holly Corporation
Hunt Oil Company
Information Handling Services (IHS)
ION Geophysical Corporation
Jacksonville Electric Authority
KCPL
Kinder Morgan, Inc.
Lario Oil & Gas Company
Legacy Reserves, LP
Mack Energy Co.
Maersk, Inc. - Maersk Oil America
Magellan Midstream Holdings, LP
Magellan Midstream Holdings, LP - Pipeline Operations
Magellan Midstream Holdings, LP - Terminal Services
Magellan Midstream Holdings, LP - Transportation
MCN Energy Enterprises
MCX Exploration(USA), Ltd.
MDU Resources Group, Inc. - Montana Dakota Utilities
MDU Resources Group, Inc. - WBI Holdings, Inc.
Mestena Operating, Ltd.
Mirant Corp
MitEnergy Upstream LLC
Murphy Oil Corporation
NATCO Group, Inc.
NATCO Group, Inc. - BTO
NATCO Group, Inc. - S&T
Nexen, Inc. - Nexen Petroleum USA, Inc.
Nippon Oil Exploration USA Ltd
NiSource Inc. - Bay State Gas Company
NiSource Inc. - Columbia Gas of Ohio
NiSource Inc. - Columbia Gas of Pennsylvania
NiSource Inc. - Columbia Gas of Virginia
NiSource Inc. - NiSource Corporate Services Co
NiSource Inc. - Northern Indiana Fuel & Light
NiSource Inc. - Northern Indiana Public Service Co
NiSource Inc. - Northern Utilities, Inc
NiSource Inc. - Transmission Corp

3

Noble Corporation
Noble Energy, Inc.
North Coast Energy, Inc.
Nustar Energy LP
Oceaneering International, Inc.
Oceaneering International, Inc. - Americas
Oceaneering International, Inc. - Multiflex
Oceaneering International, Inc. - OIE
OGE Energy Corp
OGE Energy Corp - Enogex
ONEOK, Inc.
ONEOK, Inc. - Kansas Gas Service Division
ONEOK, Inc. - Oklahoma Natural Gas Division
ONEOK, Inc. - ONEOK Partners
ONEOK, Inc. - Texas Gas Services Division
Osage Resources, LLC
PacifiCorp
Parallel Petroleum Corporation
Parker Drilling Company
Pepco Holdings, Inc.
Petro-Canada - Petro-Canada Resources (USA)
Petron Resources
PII North America, Inc.
Pioneer Natural Resources
PJM Interconnection
Plains Exploration & Production Company
PPL Corporation
Pride International
Questar Market Resources
Quicksilver Resources Inc.
R. Lacy, Inc.
R. Lacy, Inc. - Lacy Operations, Ltd
Renaissance Alaska, LLC
Resolute Natural Resources Company
RKI Exploration & Production, LLC
Rosewood Resources, Inc.
Rosewood Resources, Inc. - Advanced Drilling Technologies
Rowan Companies, Inc.
SAIC
SCANA Corporation
SCANA Corporation - Carolina Gas Transmission
SCANA Corporation - PSNC Energy (Public Service Company of North Carolina, Inc.)
SCANA Corporation - SCE&G (South Carolina Electric and Gas Company)
Schlumberger Oilfield Services
Seneca Resources Corporation
Seneca Resources Corporation - Bakersfield
Seneca Resources Corporation - Williamsville
Shaw - Shaw Pipe Protection LLP
Southern Company - Georgia Power
Southern Company - Gulf Power Company
Southern Company - Mississippi Power Company
Southern Company - SouthernLINC

4

Southern Union Company - Missouri Gas Energy
Southern Union Company - New England Gas
Southern Union Company - Panhandle Energy
Southern Union Gas Services
Southern Ute Tribe dba Red Willow Production Co
Southwest Gas Corporation
Southwestern Energy Company
Sprague Energy Corp
Superior Natural Gas Corporation
Tellus Operating Group, LLC
The Williams Companies, Inc.
The Williams Companies, Inc. - E&P
The Williams Companies, Inc. - Midstream
The Williams Companies, Inc. - Williams Gas Pipeline (WGP)
Thums Long Beach Company
TransCanada
TransCanada - Gas Transmission Northwest? (GTN)
TransCanada - Northern Border Pipeline
TransCanada - US Pipeline Central
Transocean
TXCO Resources, Inc.
TXCO Resources, Inc. - Output Acquisition Corp.
TXCO Resources, Inc. - Texas Tar Sands, Inc.
TXU Corporation - TXU Energy Retail
Ultra Petroleum Corp.
Unit Corporation
Unit Corporation - Superior Pipeline Company, LLC
Unit Corporation - Unit Drilling Company
Unit Corporation - Unit Petroleum Company
Vanco Energy Company
Venoco, Inc.
Washington Gas
Weatherford
Wells Fargo & Company - Wholesale Banking
Woodside Energy (USA) Inc
Xcel Energy, Inc.
XTO Energy, Inc.

5